Exhibit 99.1

TWENTY-FIRST CENTURY FOX, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Twenty-First Century Fox, Inc.:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Twenty-First Century Fox, Inc. (the “Company”) as of June 30, 2018 and 2017, the related consolidated statements of operations, comprehensive income, cash flows and equity for each of the three years in the period ended June 30, 2018, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at June 30, 2018 and 2017, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 2018, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2002.
New York, New York
August 13, 2018

TWENTY-FIRST CENTURY FOX, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

	For the years ended June 30,
	2018	2017	2016
Revenues	$30,400	$28,500	$27,326
Operating expenses	(19,769)	(18,094)	(17,419)
Selling, general and administrative	(3,668)	(3,298)	(3,385)
Depreciation and amortization	(584)	(553)	(530)
Impairment and restructuring charges	(72)	(315)	(323)
Equity losses of affiliates	(138)	(41)	(34)
Interest expense, net	(1,248)	(1,219)	(1,184)
Interest income	39	36	38
Other, net	(550)	(327)	(335)

Income from continuing operations before income tax benefit (expense)	4,410	4,689	4,154
Income tax benefit (expense)	364	(1,419)	(1,130)

Income from continuing operations	4,774	3,270	3,024
Loss from discontinued operations, net of tax	(12)	(44)	(8)

Net income	4,762	3,226	3,016
Less: Net income attributable to noncontrolling interests	(298)	(274)	(261)

Net income attributable to Twenty-First Century Fox, Inc. stockholders	$4,464	$2,952	$2,755

EARNINGS PER SHARE DATA
Income from continuing operations attributable to Twenty-First Century Fox, Inc. stockholders	$4,476	$2,996	$2,763

Income from continuing operations attributable to Twenty-First Century Fox, Inc. stockholders per share—basic	$2.42	$1.62	$1.42
Income from continuing operations attributable to Twenty-First Century Fox, Inc. stockholders per share—diluted	$2.41	$1.61	$1.42
Net income attributable to Twenty-First Century Fox, Inc. stockholders per share—basic	$2.41	$1.59	$1.42
Net income attributable to Twenty-First Century Fox, Inc. stockholders per share—diluted	$2.40	$1.59	$1.42

The accompanying notes are an integral part of these Audited Consolidated Financial Statements.

TWENTY-FIRST CENTURY FOX, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(IN MILLIONS)

	For the years ended June 30,
	2018	2017	2016
Net income	$4,762	$3,226	$3,016
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments	(160)	62	(147)
Cash flow hedges	(1)	28	(12)
Unrealized holding gains (losses) on securities	132	—	(4)
Benefit plan adjustments	100	102	(98)
Equity method investments	(51)	(60)	(321)

Other comprehensive income (loss), net of tax	20	132	(582)

Comprehensive income	4,782	3,358	2,434

Less: Net income attributable to noncontrolling interests(a)	(298)	(274)	(261)
Less: Other comprehensive (income) loss attributable to noncontrolling interests	(3)	(6)	8

Comprehensive income attributable to Twenty-First Century Fox, Inc. stockholders	$4,481	$3,078	$2,181

(a)

Net income attributable to noncontrolling interests includes $118 million, $138 million and $114 million for the fiscal years ended June 30, 2018, 2017 and 2016, respectively, relating to redeemable noncontrolling interests.

The accompanying notes are an integral part of these Audited Consolidated Financial Statements.

TWENTY-FIRST CENTURY FOX, INC.

CONSOLIDATED BALANCE SHEETS

(IN MILLIONS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	As of June 30,
	2018	2017
ASSETS
Current assets
Cash and cash equivalents	$7,622	$6,163
Receivables, net	7,120	6,625
Inventories, net	3,669	3,101
Other	922	545

Total current assets	19,333	16,434

Non-current assets
Receivables, net	724	543
Investments	4,112	3,902
Inventories, net	7,518	7,452
Property, plant and equipment, net	1,956	1,781
Intangible assets, net	6,101	6,574
Goodwill	12,768	12,792
Other non-current assets	1,319	1,394

Total assets	$53,831	$50,872

LIABILITIES AND EQUITY
Current liabilities
Borrowings	$1,054	$457
Accounts payable, accrued expenses and other current liabilities	3,248	3,451
Participations, residuals and royalties payable	1,748	1,657
Program rights payable	1,368	1,093
Deferred revenue	826	728

Total current liabilities	8,244	7,386

Non-current liabilities
Borrowings	18,469	19,456
Other liabilities	3,664	3,616
Deferred income taxes	1,892	2,782
Redeemable noncontrolling interests	764	694
Commitments and contingencies
Equity
Class A common stock(a)	11	11
Class B common stock(b)	8	8
Additional paid-in capital	12,612	12,406
Retained earnings	8,934	5,315
Accumulated other comprehensive loss	(2,001)	(2,018)

Total Twenty-First Century Fox, Inc. stockholders’ equity	19,564	15,722
Noncontrolling interests	1,234	1,216

Total equity	20,798	16,938

Total liabilities and equity	$53,831	$50,872

(a)

Class A common stock, $0.01 par value per share, 6,000,000,000 shares authorized, 1,054,032,541 shares and 1,052,536,963 shares issued and outstanding, net of 123,687,371 treasury shares at par as of June 30, 2018 and 2017, respectively.

(b)	Class B common stock, $0.01 par value per share, 3,000,000,000 shares authorized, 798,520,953 shares issued and outstanding, net of 356,993,807 treasury shares at par as of June 30, 2018 and 2017.

The accompanying notes are an integral part of these Audited Consolidated Financial Statements.

TWENTY-FIRST CENTURY FOX, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN MILLIONS)

	For the years ended June 30,
	2018	2017	2016
OPERATING ACTIVITIES
Net income	$4,762	$3,226	$3,016
Less: Loss from discontinued operations, net of tax	(12)	(44)	(8)

Income from continuing operations	4,774	3,270	3,024
Adjustments to reconcile income from continuing operations to cash provided by operating activities
Depreciation and amortization	584	553	530
Amortization of cable distribution investments	69	65	75
Impairment and restructuring charges	72	315	323
Equity-based compensation	204	126	196
Equity losses of affiliates	138	41	34
Cash distributions received from affiliates	235	186	351
Other, net	550	327	335
CLT20 contract termination costs(a)	—	—	(420)
Deferred income taxes and other taxes	(903)	89	466
Change in operating assets and liabilities, net of acquisitions and dispositions
Receivables	(801)	(441)	(332)
Inventories net of program rights payable	(422)	(1,030)	(721)
Accounts payable and accrued expenses	401	221	46
Other changes, net	(674)	73	(765)

Net cash provided by operating activities from continuing operations	4,227	3,795	3,142

INVESTING ACTIVITIES
Property, plant and equipment	(551)	(377)	(263)
Acquisitions, net of cash acquired	(7)	(75)	(916)
Investments in equity affiliates	(444)	(128)	(182)
Proceeds from dispositions, net	365	—	—
Other investing activities, net	(540)	(172)	(277)

Net cash used in investing activities from continuing operations	(1,177)	(752)	(1,638)

FINANCING ACTIVITIES
Borrowings	1,469	918	1,360
Repayment of borrowings	(1,872)	(573)	(687)
Repurchase of shares	—	(619)	(4,904)
Dividends paid and distributions	(993)	(943)	(821)
Purchase of subsidiary shares from noncontrolling interests	—	(1)	(290)
Other financing activities, net	(68)	(73)	(82)

Net cash used in financing activities from continuing operations	(1,464)	(1,291)	(5,424)

Net decrease in cash and cash equivalents from discontinued operations	(61)	(28)	(20)

Net increase (decrease) in cash and cash equivalents	1,525	1,724	(3,940)
Cash and cash equivalents, beginning of year	6,163	4,424	8,428
Exchange movement on cash balances	(66)	15	(64)

Cash and cash equivalents, end of year	$7,622	$6,163	$4,424

(a)	See Note 5 – Restructuring Programs under the heading “Fiscal 2016”.

The accompanying notes are an integral part of these Audited Consolidated Financial Statements.

TWENTY-FIRST CENTURY FOX, INC.

CONSOLIDATED STATEMENTS OF EQUITY

(IN MILLIONS)

	Class A		Class B		Additional	Retained Earnings and Accumulated Other	Total Twenty-First Century Fox, Inc.
	Common Stock		Common Stock		Paid-In	Comprehensive	Stockholders’	Noncontrolling	Total
	Shares	Amount	Shares	Amount	Capital	Loss	Equity	Interests(a)	Equity
Balance, June 30, 2015	1,240	$12	799	$8	$13,427	$3,773	$17,220	$966	$18,186
Net income	—	—	—	—	—	2,755	2,755	147	2,902
Other comprehensive loss	—	—	—	—	—	(574)	(574)	(8)	(582)
Dividends declared	—	—	—	—	—	(586)	(586)	—	(586)
Shares (repurchased) issued, net(b)	(169)	(1)	—	—	(1,011)	(3,854)	(4,866)	—	(4,866)
Other	—	—	—	—	(205)	(83)	(288)	115	(173)

Balance, June 30, 2016	1,071	$11	799	$8	$12,211	$1,431	$13,661	$1,220	$14,881
Net income	—	—	—	—	—	2,952	2,952	136	3,088
Other comprehensive income	—	—	—	—	—	126	126	6	132
Dividends declared	—	—	—	—	—	(668)	(668)	—	(668)
Shares (repurchased) issued, net(b)	(18)	—	—	—	(115)	(407)	(522)	—	(522)
Other	—	—	—	—	310	(137)	173	(146)	27

Balance, June 30, 2017	1,053	$11	799	$8	$12,406	$3,297	$15,722	$1,216	$16,938
Net income	—	—	—	—	—	4,464	4,464	180	4,644
Other comprehensive income	—	—	—	—	—	17	17	3	20
Dividends declared	—	—	—	—	—	(667)	(667)	—	(667)
Shares issued	1	—	—	—	42	—	42	—	42
Other	—	—	—	—	164	(178)	(14)	(165)	(179)

Balance, June 30, 2018	1,054	$11	799	$8	$12,612	$6,933	$19,564	$1,234	$20,798

(a)	Excludes Redeemable noncontrolling interests which are reflected in temporary equity (See Note 8 – Fair Value under the heading “Redeemable Noncontrolling Interests”).
(b)	Shares repurchased are retired.

The accompanying notes are an integral part of these Audited Consolidated Financial Statements.

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF BUSINESS

Twenty-First Century Fox, Inc., a Delaware corporation, and its subsidiaries (together, “Twenty-First Century Fox” or the “Company”) is a diversified global media and entertainment company, which currently manages and reports its businesses in the following four segments: Cable Network Programming, which principally consists of the production and licensing of programming distributed primarily through cable television systems, direct broadcast satellite operators, telecommunication companies and online video distributors (collectively, multi-channel video programming distributors) (“MVPDs”) primarily in the United States (“U.S.”) and internationally; Television, which principally consists of the acquisition, marketing and distribution of broadcast network programming in the U.S. and the operation of 28 full power broadcast television stations, including 11 duopolies, in the U.S. (of these stations, 17 are affiliated with the FOX Broadcasting Company (“FOX”), nine are affiliated with Master Distribution Service, Inc. (“MyNetworkTV”), one is affiliated with both The CW Television Network and MyNetworkTV and one is an independent station); Filmed Entertainment, which principally consists of the production and acquisition of live-action and animated motion pictures for distribution and licensing in all formats in all entertainment media worldwide, and the production and licensing of television programming worldwide; and Other, Corporate and Eliminations, which principally consists of corporate overhead costs and intercompany eliminations.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation

The Consolidated Financial Statements include the accounts of all majority-owned and controlled subsidiaries. In addition, the Company evaluates its relationships with other entities to identify whether they are variable interest entities as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810-10, “Consolidation” (“ASC 810-10”) and whether the Company is the primary beneficiary. Consolidation is required if both of these criteria are met. All significant intercompany accounts and transactions have been eliminated in consolidation, including the intercompany portion of transactions with equity method investees.

Any change in the Company’s ownership interest in a consolidated subsidiary, where a controlling financial interest is retained, is accounted for as a capital transaction. When the Company ceases to have a controlling interest in a consolidated subsidiary, the Company will recognize a gain or loss in net income upon deconsolidation.

The Company’s fiscal year ends on June 30 (“fiscal”) of each year.

Reclassifications and adjustments

Certain fiscal 2017 and 2016 amounts have been reclassified to conform to the fiscal 2018 presentation. Unless indicated otherwise, the information in the notes to the Consolidated Financial Statements relates to the Company’s continuing operations.

The Company has reclassified certain fiscal 2017 and 2016 amounts for development and certain other costs from Selling, general and administrative to Operating expenses within the Consolidated Statements of Operations to conform to the fiscal 2018 presentation. These reclassifications did not affect previously reported Revenue, Income from continuing operations before income tax benefit (expense) or Net income in the Consolidated Statements of Operations.

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Use of estimates

The preparation of the Company’s Consolidated Financial Statements in conformity with generally accepted accounting principles in the U.S. (“GAAP”) requires management to make estimates and assumptions that affect the amounts that are reported in the Consolidated Financial Statements and accompanying disclosures. Although these estimates are based on management’s best knowledge of current events and actions that the Company may undertake in the future, actual results may differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand and marketable securities with original maturities of three months or less.

Receivables

Receivables are presented net of an allowance for returns and doubtful accounts, which is an estimate of amounts that may not be collectible. The allowance for doubtful accounts is estimated based on historical experience, receivable aging, current economic trends and specific identification of certain receivables that are at risk of not being paid. In determining the allowance for returns, management analyzes historical returns, current economic trends and changes in customer demand and acceptance of the Company’s products. Based on this information, management reserves a percentage of each dollar of product sales that provide the customer with the right of return.

The Company has receivables with original maturities greater than one year in duration principally related to the Company’s sale of program rights in the television syndication markets within the Filmed Entertainment segment. Allowances for credit losses are established against these non-current receivables as necessary. As of June 30, 2018 and 2017, these allowances were not material.

Receivables, net consist of:

	As of June 30,
	2018	2017
	(in millions)
Total receivables	$8,232	$7,705
Allowances for returns and doubtful accounts	(388)	(537)

Total receivables, net	7,844	7,168
Less: current receivables, net	(7,120)	(6,625)

Non-current receivables, net	$724	$543

Inventories

Filmed Entertainment Costs

In accordance with ASC 926, “Entertainment—Films” (“ASC 926”), Filmed Entertainment costs include capitalized production costs, overhead and capitalized interest costs, net of any amounts received from outside investors. These costs, as well as participations and talent residuals, are recognized as operating expenses for each individual motion picture or television series based on the ratio that the current year’s gross revenues for such film or series bear to management’s estimate of its total remaining ultimate gross revenues. Management bases its estimates of ultimate revenue for each motion picture on the historical performance of similar motion pictures, incorporating factors such as the past box office record of the lead actors and actresses, the genre of the motion picture, pre-release market research and the expected number of theaters in which the motion picture will be released. Management updates such estimates based on information available on the actual results of each motion picture through its life cycle. Television production costs incurred in excess of the amount of revenue contracted for each episode in the initial market are expensed as incurred on an episode-by-episode basis. Estimates for initial syndication revenue are not included in the estimated lifetime revenues of network series until such sales are probable. Television production costs incurred subsequent to the establishment of secondary markets are capitalized and amortized. Marketing costs are charged as operating expenses as incurred. Development costs for projects not produced are written-off at the earlier of the time the decision is made not to develop the story or after three years.

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Filmed Entertainment costs are stated at the lower of unamortized cost or estimated fair value on an individual motion picture or television series basis. Revenue forecasts for both motion pictures and television series are continually reviewed by management and revised when warranted by changing conditions. When estimates of total revenues and other events or changes in circumstances indicate that a motion picture or television series has a fair value that is less than its unamortized cost, a loss is recognized currently for the amount by which the unamortized cost exceeds the film or television series’ fair value. The Company receives tax credits on qualifying motion picture and television productions which are offset against Filmed Entertainment costs. The Company records these outstanding tax credits in Other non-current assets in the Consolidated Balance Sheets.

Programming Rights

In accordance with ASC 920, “Entertainment—Broadcasters,” costs incurred in acquiring program rights or producing programs for the Cable Network Programming and Television segments, including advances, are capitalized and amortized over the license period or projected useful life of the programming. Program rights and the related liabilities are recorded at the gross amount of the liabilities when the license period has begun, the cost of the program is determinable and the program is accepted and available for airing. Television broadcast network entertainment programming and cable network entertainment programming, which includes acquired series, series produced in-house, movies and other programs, are amortized primarily on an accelerated basis.

The Company has single and multi-year contracts for broadcast rights of programs and sporting events. The Company evaluates the recoverability of the unamortized costs associated therewith, using total estimated advertising and other revenues attributable to the program material and considering the Company’s expectations of the programming usefulness of the program rights. The recoverability of certain sports rights contracts for content broadcast on FOX and the national sports channels is assessed on an aggregate basis. Where an evaluation indicates that these multi-year contracts will result in an asset that is not recoverable, amortization of rights is accelerated. The costs of multi-year national sports contracts at FOX and the national sports channels are primarily amortized based on the ratio of each current period’s attributable revenue for each contract to the estimated total remaining attributable revenue for each contract. Estimates can change and, accordingly, are reviewed periodically and amortization is adjusted as necessary. Such changes in the future could be material.

The costs of local and regional sports contracts for a specified number of events are amortized on an event-by-event basis while costs for local and regional sports contracts for a specified season are amortized over the season on a straight-line basis.

Investments

Investments in and advances to entities or joint ventures in which the Company has significant influence, but less than a controlling voting interest, are accounted for using the equity method. Significant influence is generally presumed to exist when the Company owns an interest between 20% and 50% and exercises significant influence.

Under the equity method of accounting, the Company includes its investments and amounts due to and from its equity method investees in its Consolidated Balance Sheets. The Company’s Consolidated Statements of Operations include the Company’s share of the investees’ earnings (losses), the Company’s Consolidated Statements of Comprehensive Income include the Company’s share of other comprehensive income (loss) of equity method investees and the Company’s Consolidated Statements of Cash Flows include all cash received from or paid to the investees.

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The difference between the Company’s investment and its share of the fair value of the underlying net assets of the investee is first allocated to either finite-lived intangibles or indefinite-lived intangibles and the balance is attributed to goodwill. The Company follows ASC 350, “Intangibles—Goodwill and Other” (“ASC 350”), which requires that equity method finite-lived intangibles be amortized over their estimated useful life while indefinite-lived intangibles and goodwill are not amortized.

Investments in which the Company has no significant influence (generally less than a 20% ownership interest) are designated as available-for-sale investments if readily determinable market values are available. If an investment’s fair value is not readily determinable, the Company accounts for its investment at cost. The Company reports available-for-sale investments at fair value based on quoted market prices. Unrealized gains and losses on available-for-sale investments are included in Accumulated other comprehensive loss, net of applicable taxes and other adjustments until the investment is sold or considered impaired.

Property, plant and equipment

Property, plant and equipment are stated at cost. Depreciation is provided using the straight-line method over an estimated useful life of three to 40 years. Leasehold improvements are amortized using the straight-line method over the shorter of their useful lives or the life of the lease. Costs associated with the repair and maintenance of property are expensed as incurred. Changes in circumstances, such as technological advances, or changes to the Company’s business model or capital strategy, could result in the actual useful lives differing from the Company’s estimates. In those cases where the Company determines that the estimated useful life of property, plant and equipment should be shortened, the Company would depreciate the asset over its revised remaining useful life, thereby increasing depreciation expense.

Goodwill and Intangible assets

The Company’s intangible assets include goodwill, Federal Communications Commission (“FCC”) licenses, MVPD affiliate agreements and relationships, film and television libraries, and trademarks and other copyrighted products. Intangible assets acquired in business combinations are recorded at their estimated fair value at the date of acquisition. Goodwill is recorded as the difference between the consideration transferred to acquire entities and the estimated fair values assigned to their tangible and identifiable intangible net assets. In accordance with ASC 350, the Company’s goodwill and indefinite-lived intangible assets, which primarily consist of FCC licenses, are tested annually for impairment, or earlier, if events occur or circumstances change that would more likely than not reduce the fair value below its carrying amount. The impairment assessment of indefinite-lived intangibles compares the fair value of the assets to their carrying value. Intangible assets with finite lives are generally amortized over their estimated useful lives.

The Company’s goodwill impairment reviews are determined using a two-step process. The first step of the process is to compare the fair value of a reporting unit with its carrying amount, including goodwill. If the fair value of a reporting unit exceeds its carrying amount, the goodwill of the reporting unit is not impaired and the second step of the impairment review is not necessary. If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment review is required to be performed to estimate the implied fair value of the reporting unit’s goodwill. The implied fair value of the reporting unit’s goodwill is compared with the carrying amount of that goodwill. If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess.

When a business within a reporting unit is disposed of, goodwill is allocated to the disposed business using the relative fair value method.

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Asset impairments

Investments

Equity method investments are reviewed for impairment by comparing their fair value to their respective carrying amounts. The Company determines the fair value of its public company investments by reference to their publicly traded stock prices. With respect to private company investments, the Company makes its estimate of fair value by considering other available information, including recent investee equity transactions, discounted cash flow analyses, estimates based on comparable public company operating multiples and, in certain situations, balance sheet liquidation values. If the fair value of the investment has dropped below the carrying amount, management considers several factors when determining whether an other-than-temporary decline in market value has occurred, including the length of time and extent to which the market value has been below cost, the financial condition and near-term prospects of the issuer of the security, the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in market value and other factors influencing the fair market value, such as general market conditions.

The Company regularly reviews available-for-sale investment securities and investments accounted for at cost for other-than-temporary impairment based on criteria that include the extent to which the investment’s carrying value exceeds its related market value or estimated fair value, the duration of the decline, the Company’s ability to hold until recovery and the financial strength and specific prospects of the issuer of the security.

Long-lived assets

ASC 360, “Property, Plant, and Equipment,” and ASC 350 require that the Company periodically review the carrying amounts of its long-lived assets, including property, plant and equipment and finite-lived intangible assets, to determine whether current events or circumstances indicate that such carrying amounts may not be recoverable. If the carrying amount of the asset is greater than the expected undiscounted cash flows to be generated by such asset, an impairment adjustment is recognized if the carrying value of such asset exceeds its fair value. The Company generally measures fair value by considering sale prices for similar assets or by discounting estimated future cash flows using an appropriate discount rate. Considerable management judgment is necessary to estimate the fair value of assets; accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less their costs to sell.

Guarantees

The Company follows ASC 460, “Guarantees” (“ASC 460”). ASC 460 requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing certain guarantees. Subsequently, the initial liability recognized for the guarantee is generally reduced as the Company is released from the risk under the guarantee. The Company periodically reviews the facts and circumstances pertaining to its guarantees in determining the level of related risk.

Revenue recognition

Revenue is recognized when persuasive evidence of an arrangement exists, the fees are fixed or determinable, the product or service has been delivered and collectability is reasonably assured. The Company considers the terms of each arrangement to determine the appropriate accounting treatment.

Cable Network Programming and Television

Advertising revenue is recognized as the commercials are aired, net of agency commissions. Subscriber fees received from MVPDs for Cable Network Programming and Television are recognized as affiliate fee revenue in the period services are provided.

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company classifies the amortization of cable distribution investments (capitalized fees paid to MVPDs to facilitate carriage of a cable network) against affiliate fee revenue in accordance with ASC 605-50, “Revenue Recognition—Customer Payments and Incentives.” The Company defers the cable distribution investments and amortizes the amounts on a straight-line basis over the contract period.

Filmed Entertainment

Content revenues from the distribution of motion pictures and television series are recognized in accordance with ASC 926. Revenues from the theatrical distribution of motion pictures are recognized as they are exhibited, and revenues from home entertainment sales, net of a reserve for estimated returns, are recognized on the date that DVD and Blu-ray units are made widely available for sale by retailers or when made available for viewing via digital distribution platforms and all Company-imposed restrictions on the sale or availability have expired. Revenues from television distribution are recognized when the motion picture or television series is made available to the licensee for broadcast.

License agreements for the broadcast of motion pictures and television series in the broadcast network, syndicated television and cable television markets are routinely entered into in advance of their available date for broadcast. Cash received and amounts billed in connection with such contractual rights for which revenue is not yet recognizable is classified as deferred revenue. Because deferred revenue generally relates to contracts for the licensing of motion pictures and television series which have already been produced, the recognition of revenue for such completed product is principally only dependent upon the commencement of the availability period for broadcast under the terms of the related licensing agreement.

The Company earns and recognizes revenues as a distributor on behalf of third parties. In such cases, determining whether revenue should be reported on a gross or net basis is based on management’s assessment of whether the Company acts as the principal or agent in the transaction. To the extent the Company acts as the principal in a transaction, revenues are reported on a gross basis. Determining whether the Company acts as principal or agent in a transaction involves judgment and is based on an evaluation of whether the Company has the substantial risks and rewards of ownership under the terms of an arrangement.

Film production financing

The Company enters into arrangements with third parties to co-produce certain of its theatrical and television productions. These arrangements, which are referred to as co-financing arrangements, take various forms. The parties to these arrangements, primarily for theatrical productions, include studio and non-studio entities both domestic and international. In several of these agreements, other parties control certain distribution rights. The Company records the amounts received for the sale of an economic interest as a reduction of the cost of the film, as the investor assumes full risk for that portion of the film asset acquired in these transactions. The substance of these arrangements is that the third-party investors own an interest in the film and, therefore, receive a participation based on the third-party investors’ contractual interest in the profits or losses incurred on the film. Consistent with the requirements of ASC 926, the estimate of the third-party investor’s interest in profits or losses on the film is based on total estimated ultimate revenues.

Advertising expenses

The Company expenses advertising costs as incurred, including advertising expenses for theatrical and television productions in accordance with ASC 720-35, “Other Expenses—Advertising Cost.” Advertising expenses recognized totaled $2.3 billion, $2.2 billion and $2.4 billion for fiscal 2018, 2017 and 2016, respectively.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Translation of foreign currencies

Foreign subsidiaries and affiliates are translated into U.S. dollars using the current rate method, whereby trading results are converted at the average rate of exchange for the period and assets and liabilities are converted at the closing rates on the period end date. The resulting translation adjustments are accumulated as a component of Accumulated other comprehensive loss. Gains and losses from foreign currency transactions are included in income for the period.

Income taxes

The Company accounts for income taxes in accordance with ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Valuation allowances are established where management determines that it is more likely than not that some portion or all of a deferred tax asset will not be realized. Deferred taxes have not been provided on the cumulative undistributed earnings of foreign subsidiaries to the extent amounts are reinvested indefinitely.

Earnings per share

Basic earnings per share for the Class A common stock, par value $0.01 per share (“Class A Common Stock”), and Class B common stock, par value $0.01 per share (“Class B Common Stock”) is calculated by dividing Net income attributable to Twenty-First Century Fox stockholders by the weighted average number of outstanding shares of Class A Common Stock and Class B Common Stock. Diluted earnings per share for Class A Common Stock and Class B Common Stock is calculated similarly, except that the calculation for Class A Common Stock includes the dilutive effect of the assumed issuance of shares issuable under the Company’s equity-based compensation plans.

Equity-based compensation

The Company accounts for share-based payments in accordance with ASC 718, “Compensation—Stock Compensation” (“ASC 718”). ASC 718 requires that the cost resulting from all share-based payment transactions be recognized in the Consolidated Financial Statements. ASC 718 establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all companies to apply a fair-value-based measurement method in accounting for generally all share-based payment transactions with employees (See Note 13 – Equity-Based Compensation).

Financial instruments and derivatives

The carrying value of the Company’s financial instruments, such as cash and cash equivalents, receivables, payables and cost method investments, approximate fair value. The fair value of financial instruments is generally determined by reference to market values resulting from trading on a national securities exchange or in an over-the-counter market.

The Company uses derivative financial instruments to hedge its exposures to foreign currency exchange rate and interest rate risks. All derivative financial instruments used as hedges are recorded at fair value in the Consolidated Balance Sheets (See Note 8 – Fair Value). The effective changes in fair values of derivatives designated as cash flow hedges are recorded in Accumulated other comprehensive loss and included in unrealized (losses) gains on cash flow hedges. The effective changes in the fair values of derivatives designated as cash flow hedges are reclassified from Accumulated other comprehensive loss to Net income when the underlying hedged item is recognized in earnings. Cash flows from the settlement of derivative contracts designated as cash flow hedges offset cash flows from the underlying hedged items and are included in operating activities in the Consolidated Statements of Cash Flows. The effective changes in fair values of derivatives designated as net investment hedges are recorded in Accumulated other comprehensive loss and included in foreign currency translation

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

adjustments. The effective changes in the fair values of derivatives designated as net investment hedges are reclassified from Accumulated other comprehensive loss to Net income when the related foreign subsidiaries or equity method investments are sold. The related cash flows are reported in Proceeds from dispositions, net within Net cash (used in) provided by investing activities from continuing operations in the Consolidated Statements of Cash Flows.

Concentrations of credit risk

Cash and cash equivalents are maintained with several financial institutions. The Company has deposits held with banks that exceed the amount of insurance provided on such deposits. Generally, these deposits may be redeemed upon demand and are maintained with financial institutions of reputable credit and, therefore, bear minimal credit risk.

The Company’s receivables did not represent significant concentrations of credit risk as of June 30, 2018 or 2017 due to the wide variety of customers, markets and geographic areas to which the Company’s products and services are sold.

The Company monitors its positions with, and the credit quality of, the financial institutions which are counterparties to its financial instruments. The Company is exposed to credit loss in the event of nonperformance by the counterparties to the agreements. As of June 30, 2018, the Company did not anticipate nonperformance by any of the counterparties.

Recently Adopted and Recently Issued Accounting Guidance and U.S. Tax Reform

Adopted

In March 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-09, “Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting” (“ASU 2016-09”). The amendments in ASU 2016-09 simplify various aspects related to how share-based payments are accounted for and presented in the financial statements, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. On July 1, 2017, the Company adopted ASU 2016-09. In accordance with ASU 2016-09, the Company will prospectively recognize all excess tax benefits and tax deficiencies in Income tax benefit (expense) in the Statements of Operations. In the statement of cash flows, all excess tax benefits are presented retrospectively in Net cash provided by operating activities from continuing operations. In addition, the Company retrospectively adopted the guidance that requires cash paid by the Company when directly withholding shares for tax withholding purposes to be classified as a financing activity in the statement of cash flows. The adoption of ASU 2016-09 resulted in an increase in Net cash provided by operating activities from continuing operations and a corresponding increase in Net cash used in financing activities from continuing operations in the Statement of Cash Flows for fiscal 2017 and 2016. The other aspects of ASU 2016-09 did not have a material effect on the Company’s consolidated financial statements.

On July 1, 2017, the Company early adopted ASU 2017-07, “Compensation–Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost” (“ASU 2017-07”). ASU 2017-07 requires an employer to report the service cost component of net benefit cost in the same line item as other compensation costs arising from services rendered by the pertinent employees during the period. The other components of net benefit cost are required to be presented in the income statement separately from the service cost component and outside a subtotal of income from operations. ASU 2017-07 did not have a material effect on the Company’s consolidated financial statements.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Issued

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). The core principle of ASU 2014-09 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In addition, ASU 2014-09 requires additional disclosure around the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. ASU 2014-09 will be effective for the Company for annual and interim reporting periods beginning July 1, 2018. The Company expects to apply ASU 2014-09 on a modified retrospective basis with the cumulative effect, if any, of initially applying the new guidance recognized at the date of initial application as an adjustment to opening retained earnings. The Company has completed its review of contracts for each of the Company’s significant revenue streams and does not expect a material impact on its consolidated financial statements as a result of its adoption of ASU 2014-09. The Company expects that the new standard will impact the timing of revenue recognition for renewals or extensions of existing licensing agreements for intellectual property, which upon adoption will be recognized as revenue when the customer can begin to use and benefit from the license rather than when the agreement is extended or renewed, under historical GAAP. The new standard will require the Company’s Filmed Entertainment segment to recognize revenues from certain television license deals earlier as opposed to recognizing those license fees over the term of the licenses. Conversely, revenues from certain of the Filmed Entertainment segment’s trademark licensing deals will be recognized over the license terms as opposed to recognition at inception as under historical GAAP. In addition, the Company implemented appropriate changes to the Company’s processes, systems and controls to support the recognition and disclosure requirements under the new standard.

In January 2016, the FASB issued ASU 2016-01, “Financial Instruments––Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities” (“ASU 2016-01”). The amendments in ASU 2016-01 address certain aspects of recognition, measurement, presentation and disclosure of financial instruments. ASU 2016-01 will be effective for the Company for annual and interim reporting periods beginning July 1, 2018. In accordance with ASU 2016-01, the Company will prospectively record changes in fair value of available-for-sale investments in net income rather than in Accumulated other comprehensive loss. On July 1, 2018, the Company will record a cumulative-effect adjustment to Retained Earnings for the balance of unrealized holding gains on securities in Accumulated other comprehensive loss as of June 30, 2018 (See Note 12 – Stockholders’ Equity under the heading “Accumulated Other Comprehensive Loss”). Cost method investments that do not have readily determinable fair values will be recognized prospectively at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer. The adjustments related to the observable price changes will be recognized in net income.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 requires recognition of lease assets and liabilities on the balance sheet and disclosure of key information about leasing arrangements. ASU 2016-02 will be effective for the Company for annual and interim reporting periods beginning July 1, 2019. The Company is currently evaluating the impact ASU 2016-02 will have on its consolidated financial statements. Since the Company has a significant amount of minimum lease commitments (See Note 15 – Commitments and Contingencies), the Company expects that the impact of recognizing lease assets and liabilities will be significant to the Company’s Consolidated Balance Sheet.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). ASU 2016-15 addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for the Company for annual and interim reporting periods beginning July 1, 2018. The Company does not expect the adoption of this standard to have a significant impact on the Consolidated Financial Statements.

In October 2016, the FASB issued ASU 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory” (“ASU 2016-16”). ASU 2016-16 requires an entity to recognize the income tax consequences of an intra-entity transfer of an asset other than inventory. ASU 2016-16 is effective for the Company for annual and interim reporting periods beginning July 1, 2018. The Company does not expect the adoption of this standard to have a significant impact on the Consolidated Financial Statements.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In January 2017, the FASB issued ASU 2017-01, “Business Combinations (Topic 805): Clarifying the Definition of a Business” (“ASU 2017-01”). The objective of ASU 2017-01 is to clarify the definition of a business in order to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill and consolidation. ASU 2017-01 is effective for the Company for annual and interim reporting periods beginning July 1, 2018. The Company does not expect the adoption of this standard to have a significant impact on the Consolidated Financial Statements.

In January 2017, the FASB issued ASU 2017-04, “Intangibles–Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment” (“ASU 2017-04”). The objective of ASU 2017-04 is to simplify how an entity is required to test goodwill for impairment. Under current GAAP, entities are required to test goodwill for impairment using a two-step approach. Under the amendments in ASU 2017-04, an entity should perform its goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. ASU 2017-04 is effective for the Company for annual and interim reporting periods beginning July 1, 2020. The Company is currently evaluating the impact ASU 2017-04 will have on its consolidated financial statements.

In August 2017, the FASB issued ASU 2017-12, “Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities” (“ASU 2017-12”). The objective of ASU 2017-12 is to better align an entity’s risk management activities and financial reporting for hedging relationships through changes to both the designation and measurement guidance for qualifying hedging relationships and the presentation of hedge results. In addition, ASU 2017-12 simplifies the assessment of hedge effectiveness. ASU 2017-12 is effective for the Company for annual and interim reporting periods beginning July 1, 2019. Early adoption is permitted in an interim period. The Company is currently evaluating the impact ASU 2017-12 will have on its consolidated financial statements.

U.S. Tax Reform

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”). The Tax Act significantly revises the future ongoing U.S. corporate income tax by, among other things, lowering U.S. corporate income tax rates and implementing a territorial tax system. Since the Company has a June 30 fiscal year-end, the lower corporate income tax rate will be phased in, resulting in a U.S. statutory federal rate of approximately 28% for fiscal 2018, and 21% for subsequent fiscal years. As part of the transition to the new territorial tax system, the Tax Act imposes a one-time transition tax on deemed repatriation of historical earnings of foreign entities.

The SEC has issued guidance that would allow for a measurement period of up to one year after the enactment date of the Tax Act to finalize the recording of the related tax impacts. As of June 30, 2018, the Company has not completed its analysis of the accounting for all the tax effects of the Tax Act but has recorded a provisional net tax benefit of $1.5 billion for those items which it could reasonably estimate and which are discussed below. The Company currently anticipates finalizing its provisional amounts by the end of the current calendar year based on future interpretive guidance expected to be issued by the U.S. Treasury and the additional time required to refine calculations. There may be adjustments to the provisional amounts recorded during the measurement period and such adjustments could possibly be material.

For fiscal 2018, the Company recorded a provisional income tax benefit of $1.8 billion to adjust its net deferred tax liability position in accordance with the Tax Act. The net deferred tax liability represents future tax obligations. Among the Company’s more significant net deferred tax liabilities are basis differences and amortization, and sports rights contracts. The final amount of the adjustment to the net deferred tax liability could be revised based on changes in interpretations of the Tax Act and any updates or changes to estimates based on additional information the Company obtains or analyzes.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

During the fourth quarter of fiscal 2018, the Company recorded a provisional liability for the transition tax to a territorial tax system of $139 million. The U.S. federal tax cost for the deemed repatriation is computed at 15.5% for foreign earnings held in liquid assets and 8% for non-liquid assets, reduced by applicable foreign tax credits. This amount is provisional due to additional information and analyses required to determine foreign unremitted earnings, some of which was not previously needed or not yet accumulated.

The Tax Act also imposed new restrictions on the use of foreign tax credits. The Company does not expect it will be able to fully utilize such credits before they expire. As a result, the Company has recorded a provisional tax expense and related increase to its valuation allowance of $158 million.

The transition tax has generally removed U.S. federal taxes on distributions to the U.S. from foreign subsidiaries. Beginning in 2018, the Company will generally not record U.S. federal income tax on its share of the income of the Company’s foreign subsidiaries generated after December 31, 2017, nor will the Company record a benefit for foreign tax credits related to that income. The Company will continue to evaluate whether or not to assert indefinite reinvestment on a part or all the foreign undistributed earnings as further guidance becomes available.

As a result of the shift to a territorial system for U.S. taxation, the new minimum tax on certain foreign earnings (“global intangible low-tax income”) imposes a tax on foreign earnings and profits in excess of a deemed return on tangible assets of foreign subsidiaries. This provision is effective for tax years beginning on or after January 1, 2018, which for the Company would be the fiscal year beginning on July 1, 2018 (fiscal 2019). The Company is still evaluating whether to account for the effects of this provision either as a component of future income tax expense in the period the tax arises or as a component of deferred taxes on the related investments but does not expect there to be a material effect on the financial statements.

In February 2018, the FASB issued ASU 2018-02, “Income Statement—Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income” (“ASU 2018-02”). The objective of ASU 2018-02 is to eliminate the stranded tax effects resulting from the Tax Act and to improve the usefulness of information reported to financial statement users. ASU 2018-02 is effective for the Company for annual and interim reporting periods beginning July 1, 2019. Early adoption is permitted, including adoption in any interim period. The Company is currently evaluating the impact ASU 2018-02 will have on its consolidated financial statements.

NOTE 3. ACQUISITIONS, DISPOSALS AND OTHER TRANSACTIONS

During fiscal 2018, 2017 and 2016, the Company announced and/or completed acquisitions as more fully described below. All of the Company’s completed acquisitions were accounted for under ASC 805, “Business Combinations” (“ASC 805”), which requires, among other things, that an acquirer (i) remeasure any previously held equity interest in an acquiree at its acquisition date fair value and recognize any resulting gains or losses in earnings and (ii) record any noncontrolling interests in an acquiree at their acquisition date fair values.

The below acquisitions by the Company all support its strategic priority of increasing its brand presence and reach in key domestic and international markets and acquiring greater control of investments that complement its portfolio of businesses.

For fiscal 2017 and 2016, the incremental revenues and Segment OIBDA (as defined in Note 18 – Segment Information), related to the acquisitions below, included in the Company’s consolidated results of operations were not material individually or in the aggregate for each respective year.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Fiscal 2018

Disney Transaction/Distribution of New Fox

On June 20, 2018, the Company entered into an Amended and Restated Merger Agreement and Plan of Merger (the “Amended and Restated Merger Agreement”) with The Walt Disney Company (“Disney”) and TWDC Holdco 613 Corp., a newly formed holding company and wholly-owned subsidiary of Disney (“New Disney”), which amends and restates in its entirety the Agreement and Plan of Merger that the Company entered into with Disney in December 2017, pursuant to which, among other things, at the closing, the Company will merge with and into a subsidiary of New Disney (the “21CF Merger”), Disney will merge with and into a subsidiary of New Disney (the “Disney Merger,” and together with the 21CF Merger, the “Mergers”), and each of Disney and the Company will become wholly-owned subsidiaries of New Disney. Prior to the consummation of the Mergers, the Company will transfer a portfolio of the Company’s news, sports and broadcast businesses, including the Fox News Channel, Fox Business Network, FOX Broadcasting Company, Fox Television Stations Group, FS1, FS2, Fox Deportes and Big Ten Network and certain other assets and liabilities into a newly formed subsidiary (“New Fox”) (the “New Fox Separation”) and distribute all of the issued and outstanding common stock of New Fox to the holders of the outstanding shares of the Company’s Class A Common Stock and Class B Common Stock (other than holders that are subsidiaries of the Company (shares held by such holders, the “Hook Stock”)) on a pro rata basis (the “New Fox Distribution”). Prior to the New Fox Distribution, New Fox will pay the Company a dividend in the amount of $8.5 billion. New Fox will incur indebtedness sufficient to fund the dividend, which indebtedness will be reduced after the Mergers by the amount of a cash payment paid by Disney to New Fox. As the New Fox Separation and New Fox Distribution will be taxable to the Company at the corporate level, the dividend is intended to fund the taxes resulting from the New Fox Separation and New Fox Distribution and certain other transactions contemplated by the Amended and Restated Merger Agreement (the “Transaction Tax”). The Company will retain all assets and liabilities not transferred to New Fox, including the Twentieth Century Fox Film and Television studios and certain cable and international television businesses, including FX Networks, National Geographic Partners, LLC (“National Geographic Partners”). Regional Sports Networks (“RSNs”), Fox Networks Group International and STAR India (“STAR”), as well as the Company’s interests in Hulu LLC (“Hulu”), Sky plc (“Sky”), Tata Sky Limited and Endemol Shine Group. The foregoing proposed transactions are collectively referred to as the “Transaction”.

Upon consummation of the Transaction, each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the Mergers (other than (i) shares held in treasury by the Company that are not held on behalf of third parties, (ii) shares that are Hook Stock and (iii) shares held by the Company’s stockholders who have not voted in favor of the 21CF Merger and perfected and not withdrawn a demand for appraisal rights pursuant to Delaware law) will be exchanged for consideration (the “Merger Consideration”) in the form of either cash (the “Cash Consideration”) or a fraction of a share of New Disney common stock (the “Stock Consideration”). The value of the Merger Consideration may fluctuate with the market price of Disney common stock and will, subject to the collar described below, be determined based on the volume-weighted average trading price of a share of Disney common stock on the New York Stock Exchange over the fifteen day consecutive trading day period ending on (and including) the trading day that is three trading days prior to the date of the effective time of the Disney Merger (such price, the “Average Disney Price”). Subject to the election, proration and adjustment procedures set forth in the Amended and Restated Merger Agreement, each share of the Company’s common stock will be exchanged for an amount (such amount, the “Per Share Value”), payable in cash or New Disney common stock, equal to the sum of (i) $19.00 plus (ii) fifty percent (50.0%) of the value (determined based on the Average Disney Price) of a number of shares of Disney common stock equal to the exchange ratio described below. The number of shares of New Disney common stock to be delivered in exchange for each share of the Company’s common stock to the Company’s stockholders electing to receive Stock Consideration will be equal to the Per Share Value divided by the Average Disney Stock Price. If the Average Disney Price is greater than $114.32, then the exchange ratio will be 0.3324. If the Average Disney Price is less than $93.53, then the exchange ratio will be 0.4063. If the Average Disney Price is greater than or equal to $93.53 but less than or equal to $114.32, then the exchange ratio will be an amount equal to $38.00 divided by the Average Disney Price. The Merger Consideration is subject to the proration provisions set forth in the Amended and Restated Merger

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Agreement, which ensure that the aggregate Cash Consideration (before giving effect to the adjustment for transaction taxes) is equal to $35.7 billion. As a result, the form of consideration a stockholder elects to receive may be adjusted such that it may receive, in part, a different form of consideration than the form it elected. Any stockholder of the Company not making an election will receive the Cash Consideration, the Stock Consideration or a combination of both, as determined by the proration provisions of the Amended and Restated Merger Agreement.

To provide New Fox with financing in connection with the New Fox Distribution, 21st Century Fox America, Inc. (“21CFA”), a wholly-owned subsidiary of the Company, entered into a commitment letter on behalf of New Fox with the financial institutions party thereto (the “Bridge Commitment Letter”) which provides for borrowings of up to $9 billion. Given the Company’s current debt ratings, 21CFA pays a commitment fee of 0.1%. While the Company has entered into the Bridge Commitment Letter, New Fox intends to finance the dividend by obtaining permanent financing in the capital markets on a standalone basis.

Under the terms of the Amended and Restated Merger Agreement, Disney will pay the Company $2.5 billion if the Mergers are not consummated under certain circumstances relating to the failure to obtain approvals, or there is a final, non-appealable order preventing the transaction, in each case, relating to antitrust laws, communications laws or foreign regulatory laws.

On June 27, 2018, the Antitrust Division of the U.S. Department of Justice announced that it cleared the Transaction. The Company, Disney and the U.S. Department of Justice have entered into a consent decree that allows the Transaction to proceed, while requiring New Disney and the Company to sell the RSNs within 90 days following the closing of the Transaction, which consent decree is subject to court approval. At separate special meetings of stockholders on July 27, 2018, the Company’s stockholders adopted the Amended and Restated Merger Agreement, Disney’s stockholders approved the stock issuance, and each company’s stockholders adopted or approved the other proposals voted on at the special meetings.

The consummation of the Transaction remains subject to various conditions, including among others, (i) the consummation of the New Fox Separation, (ii) the receipt of certain tax opinions with respect to the treatment of the Transaction under U.S. and Australian tax laws, and (iii) the receipt of certain regulatory approvals and governmental consents. The Transaction is expected to be completed in the first half of calendar year 2019.

The Amended and Restated Merger Agreement generally requires the Company to operate its business in the ordinary course pending consummation of the 21CF Merger and restricts the Company, without Disney’s consent, from taking certain specified actions until the Transactions are consummated or the Amended and Restated Merger Agreement is terminated, including making certain acquisitions and divestitures, entering into certain contracts, incurring certain indebtedness and expenditures, paying dividends in excess of certain thresholds, and repurchasing or issuing securities outside of existing equity award programs.

In February 2018, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) established a cash bonus retention plan for certain employees of approximately $110 million of which 50% is payable at the time of the Mergers and 50% on the 10-month anniversary of the Mergers, subject to each participant’s continued employment through the applicable payment date. The cash bonus retention payment plans are subject to accelerated payment upon the occurrence of certain termination events. In the event the Amended and Restated Merger Agreement is terminated, the payments under the cash-based retention program will be made on the later of December 13, 2019 and the date of such termination. In addition, the Compensation Committee modified certain equity awards and granted additional equity awards to certain executives (See Note 13 – Equity-based Compensation). The modification and grant of equity awards and the cash bonus retention plan resulted in additional compensation expenses of approximately $130 million for fiscal 2018, of which approximately $65 million was included in Selling, general and administrative expenses and the remaining amount was included in Other, net in the Consolidated Statements of Operations.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Television Stations Acquisition

In May 2018, the Company entered into a definitive agreement (the “Purchase Agreement”) with Sinclair Broadcast Group, Inc. (“Sinclair”) and Tribune Media Company (“Tribune”) to acquire seven television stations from Tribune for approximately $910 million subject to certain purchase price adjustments. On August 9, 2018, Tribune exercised its right to terminate its merger agreement with Sinclair and correspondingly, the Company’s Purchase Agreement was also terminated.

Other

In fiscal 2018, the Company acquired an additional 10% interest in a RSN, increasing the Company’s ownership interest to 70%, for approximately $100 million. In July 2018, the Company paid in cash the first of four equal annual installments. This transaction was accounted for as the purchase of subsidiary shares from noncontrolling interests (See Note 8 – Fair Value under the heading “Redeemable Noncontrolling Interests”).

Fiscal 2017

Sky Acquisition

In December 2016, the Company announced it reached agreement with Sky, in which the Company currently has an approximate 39% interest, on the terms of a recommended pre-conditional cash offer by the Company for the fully diluted share capital of Sky which the Company does not already own (the “Sky Acquisition”), at a price of £10.75 per Sky share subject to certain payments of dividends. On July 11, 2018, the Company announced an increased offer price for the Sky Acquisition, of £14.00 per Sky share (approximately $19.9 billion in the aggregate), payable in cash, subject to reduction if certain dividends or other distributions are paid by Sky (the “Increased Offer”). In connection with the Increased Offer, the Company and Sky agreed to amend the surviving provisions of the co-operation agreement entered into on December 15, 2016 between the Company and Sky (the “Co-operation Agreement”), including those provisions regarding the Company switching from a scheme of arrangement to a takeover offer (as that term is defined in the UK Companies Act as defined below) as the method of implementing the Sky Acquisition, such that the restrictions on the level of the acceptance condition for a takeover offer by the Company have been terminated and the Company may reduce the minimum acceptance condition of a contractual offer to a simple majority of all shares of Sky (including those held by the Company and wholly-owned subsidiaries). Such amendment to the Co-operation Agreement also provides that the Company may bring forward or extend the last possible date for announcing that its offer is unconditional as to acceptances so that it is the same as that of any competing bidder for Sky. On August 7, 2018, the Company posted an offer document to Sky shareholders in connection with the Increased Offer and announced that it intends to implement the Sky Acquisition by way of a takeover offer within the meaning of Part 28 of the Companies Act 2006 (the “UK Companies Act”) rather than by means of a scheme of arrangement in accordance with Part 26 of the UK Companies Act, which had been the proposed structure of the Sky Acquisition prior to that date. The Company has noted that the deadline for publication of any revised offer document in respect of its Increased Offer is September 22, 2018.

In connection with the Increased Offer, on July 11, 2018, the Company entered into a letter agreement with Disney, pursuant to which Disney consented to the increased indebtedness that would be incurred by the Company as a result of the Increased Offer. Also, in the event that Disney does not complete the Mergers due to the failure to obtain regulatory approvals or in certain other limited circumstances, Disney has agreed to reimburse the Company for an amount equal to the difference between the cash consideration of £14.00 and £13.00 for each share of Sky purchased by the Company pursuant to the revised terms of the Increased Offer, plus any interest and fees on such amount.

The Sky Acquisition has received unconditional clearance by all competent competition authorities including the European Commission and has been cleared on public interest and plurality grounds. On July 12, 2018, the Sky Acquisition received approval by the UK Secretary of State for Digital, Culture, Media and Sport (the “Secretary of State”), subject to accepted undertakings described below. However,

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

the Sky Acquisition is conditional on, among other things, the Company securing valid acceptances of the Increased Offer in respect of Sky shares which represent 75% or more of the Sky shares that the Company does not own. The Company reserves the right to reduce this acceptance condition to a simple majority of all Sky shares (including those held by the Company).

In connection with the approval given by the Secretary of State, the Company has undertaken to the Secretary of State to separate the Sky News business into a separate company (“Sky News Newco”), and to transfer the shares in Sky News Newco to Disney or to an alternative suitable third party if Disney does not complete its acquisition of Sky News Newco within a specified period, (the “Sky News Divestment”). The Sky News Divestment is conditional upon the Sky Acquisition completing. The Company shall pay to Sky News NewCo an annual lump sum every year for 15 years from the date of the Sky News Divestment (the “NewCo Funding”), subject to a reduction to reflect the actual amount of revenue received or generated by Sky News NewCo in the relevant financial year. Disney has undertaken to maintain the operating investment in Sky News NewCo at an agreed level (plus inflation) for 15 years from the date of the Sky News Divestment, conditional upon Sky News NewCo receiving the NewCo Funding. Disney has also undertaken to ensure that the total funds available for Sky News Newco, including the funding the Company has undertaken to provide, is no less than £100 million per year for the next 15 years. Disney has undertaken to continue to operate Sky News for a period of 15 years after the Sky News Divestment and may only sell Sky News Newco with the approval of the Secretary of State. Disney and the Company have undertaken that the Sky News Newco board of directors shall consist of directors that are independent of the Company, News Corp, any member of the Murdoch family or companies controlled by the Murdoch family. The Secretary of State announced that the undertakings provided by the Company and Disney had been accepted on July 12, 2018.

If the Company does not acquire 100% of Sky pursuant to the Sky Acquisition or another party has not acquired more than 50% of the ordinary shares of Sky, in each case prior to the completion of the Transaction, Disney will be required to make a mandatory offer for all the outstanding ordinary shares of Sky not already owned by the Company within 28 days of the Transaction closing. On July 13, 2018, the Panel on Takeovers and Mergers of the United Kingdom (the “U.K. Takeover Panel”), ruled that any such offer would be required to be made in cash and at a price of £14.00 for each ordinary share in Sky (the “July 13 Ruling”), which ruling was upheld on August 3, 2018 by the U.K. Takeover Panel’s Hearings Committee on appeal. Certain interested parties have appealed the ruling of the Hearings Committee to the Takeover Appeal Board.

To provide financing in connection with the Sky Acquisition, the Company and 21CFA entered into a bridge credit agreement with the lenders party thereto (the “Bridge Credit Agreement”) which was subsequently amended as a result of the Increased Offer. The Bridge Credit Agreement provides for borrowings of up to £15.3 billion (approximately $20.2 billion). Fees under the Bridge Credit Agreement are based on the Company’s long-term senior unsecured non-credit enhanced debt ratings. Given the Company’s current debt ratings, 21CFA pays a commitment fee on undrawn funds of 0.1% and the initial interest rate on advances will be London Interbank Offered Rate (“LIBOR”) plus 1.125% with subsequent increases every 90 days up to LIBOR plus 1.875%. 21CFA has also agreed to pay a duration fee on each of the 90th, 180th and 270th day after the funding of the loans in an amount equal to 0.50%, 0.75%, and 1.00%, respectively, of the aggregate principal amount of the advances and undrawn commitments outstanding at the time. The terms of the Bridge Credit Agreement also include the requirement that 21CFA maintain a certain leverage ratio and limitations with respect to secured indebtedness. The Company purchased a foreign currency exchange option in February 2017, which expired in June 2018, to limit its foreign currency exchange rate risk in connection with the Sky Acquisition. In June 2018, the Company purchased a new foreign currency exchange option for the same objective (See Note 8 – Fair Value under the heading “Foreign Currency Contracts” and Note 22 – Additional Financial Information under the heading “Other, net” for additional information).

The Company believes the Sky Acquisition will result in enhanced capabilities of the combined company, underpinned by a more geographically diverse and stable revenue base, and an improved balance between subscription, affiliate fee, advertising and content revenues.

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

On April 25, 2018, Comcast Corporation (“Comcast”) announced a pre-conditional cash offer for the fully diluted share capital of Sky at a price of £12.50 per Sky share (the “Original Comcast Offer”) which was subject to regulatory preconditions (which have now been satisfied) as well as additional closing conditions. Following the announcement of the Original Comcast Offer, on April 25, 2018, the independent committee of the Sky Board of Directors (the “Sky Independent Committee”) withdrew its previously announced recommendation that unaffiliated Sky shareholders vote in favor of the Sky Acquisition and the Company received from Sky a written notice of termination of the Co-operation Agreement. Certain provisions relating to the Company’s conduct of the Sky Acquisition survived the termination of the Co-operation Agreement. As stated above, the Co-operation Agreement has since been further amended on July 11, 2018. On July 11, 2018, Comcast announced a revised cash offer for the fully diluted share capital of Sky at a price of £14.75 per Sky share that was recommended by the Sky Independent Committee.

Any increase in the debt financing for the Sky Acquisition or sale by the Company of its interest in Sky would require Disney’s consent. Completion of the Sky Acquisition is not a condition to either party’s obligation to consummate the Transaction. Completion of the Sky Acquisition will not affect the amount or form of consideration that stockholders of the Company receive in the Transaction.

Other

In March 2017, the FCC concluded a voluntary auction to reclaim television broadcast station spectrum. The Company had three stations’ bids of approximately $350 million to relinquish spectrum accepted by the FCC as part of the auction. As a result, the spectrum previously utilized by its television stations in Washington, DC, Charlotte, NC and Chicago, IL designated market areas, in which the Company operates duopolies, has been relinquished to the FCC. The proceeds were received in July 2017 and the Company recorded a pre-tax gain of $102 million for the portion of spectrum relinquished to the FCC prior to June 30, 2018, which was included in Other, net in the Consolidated Statements of Operations for fiscal 2018. The Company will record a nominal pre-tax gain in fiscal 2019 for the remaining spectrum relinquished to the FCC. These television stations will continue broadcasting using the spectrum of the existing FOX owned and operated station in that market.

Fiscal 2016

Acquisitions

National Geographic Partners

In fiscal 2016, the Company, through 21CFA and the National Geographic Society (“NGS”), formed the entity that became National Geographic Partners, to which, in November 2015, the Company contributed $625 million in cash and the Company and NGS contributed their existing interests in NGC Network US, LLC, NGC Network International, LLC and NGC Network Latin America, LLC (collectively, “NGC Networks”). Prior to the transaction, the Company held a controlling interest in NGC Networks, a consolidated subsidiary. NGS also contributed its publishing, travel and certain other businesses (collectively, the “NGS Media Business”) to National Geographic Partners. As part of the transaction, National Geographic Partners also acquired the long-term license for the use of certain trademarks owned by NGS related to the NGC Networks and the NGS Media Business. The Company currently holds a 73% controlling interest in National Geographic Partners. The consideration transferred to NGS has been allocated as follows: approximately $510 million to indefinite-lived intangible assets related to the trademark license agreement, $105 million to intangible assets consisting primarily of subscriber relationships with useful lives of eight years, $60 million to goodwill on the transaction and other net assets of the NGS Media Business and $55 million to the additional interest in National Geographic Partners.

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

MAA Television Network

In December 2015, the Company acquired the entirety of the broadcast business of MAA Television Network Limited (“MAA TV”), an entity in India that broadcasts and operates Telugu language entertainment channels, for approximately $346 million in cash including payments toward non-compete agreements. The consideration transferred of approximately $285 million has been allocated, based on a valuation of MAA TV, as follows: approximately $90 million to intangible assets consisting of MVPD affiliate agreements and relationships with useful lives of 11 years, advertiser relationships with useful lives of eight years and the MAA TV trade name with a useful life of 10 years; and the balance representing the goodwill on the transaction.

For the fiscal 2016 transactions, the majority of the goodwill is tax deductible and reflects the synergies and increased market penetration expected from combining the operations of the NGS Media Business and MAA TV with the Company.

Other

In February 2016, the Company acquired the 7% interest it did not already own in a RSN for $225 million in cash. As a result of this transaction, the Company now owns 100% of the RSN. This transaction was accounted for as the purchase of subsidiary shares from noncontrolling interests (See Note 8 – Fair Value under the heading “Redeemable Noncontrolling Interests”).

NOTE 4. DISCONTINUED OPERATIONS

Separation of News Corp

On June 28, 2013, the Company completed the separation of its business into two independent publicly traded companies (the “News Corp Separation”) by distributing to its stockholders all of the outstanding shares of the new News Corporation (“News Corp”). The Company retained its interests in a global portfolio of media and entertainment assets spanning six continents. News Corp holds the Company’s former businesses including newspapers, information services and integrated marketing services, digital real estate services, book publishing, digital education and sports programming and pay-TV distribution in Australia.

Effective June 28, 2013, the News Corp Separation qualified for discontinued operations treatment in accordance with ASC 205-20, “Discontinued Operations” and accordingly the Company deconsolidated News Corp.

News Corp Separation and Distribution Agreement

The News Corp Separation and Distribution Agreement sets forth, among other things, the parties’ agreements regarding the principal transactions that were necessary to effect the News Corp Separation. It also provides that the Company will indemnify News Corp, on an after-tax basis, as described in Note 15 – Commitments and Contingencies under the heading “U.K. Newspaper Matters Indemnity”.

Summarized Financial Information

Loss from discontinued operations related to News Corp were as follows:

	For the years ended June 30,
	2018	2017	2016
	(in millions)
Loss before income tax benefit	$(29)	$(54)	$(14)
Income tax benefit	17	10	6

Loss, net of tax	$(12)	$(44)	$(8)

Net cash used in operating activities from discontinued operations for fiscal 2018, 2017 and 2016 were $(61) million, $(28) million and $(20) million, respectively.

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5. RESTRUCTURING PROGRAMS

Fiscal 2017

In fiscal 2017, the Company recorded restructuring charges of $224 million primarily related to costs in connection with management and employee transitions and restructuring at several of the Company’s business units at the Cable Network Programming segment, including Fox News Channel, and Filmed Entertainment segment.

Fiscal 2016

In fiscal 2016, the Company recorded restructuring charges of $231 million primarily related to a voluntary resignation program extended to certain employees across all segments as part of ongoing efforts to transform certain functions and reduce costs. Costs related to the voluntary resignation program are accrued over the relevant service period when the Company and the employee agree on the specific terms of the voluntary resignation.

In July 2015, the Company paid approximately $420 million to the Board of Control for Cricket in India (“BCCI”) for the contract termination, including service taxes, of the Champions League Twenty20 (“CLT20”) cricket tournament. As a result of the contract termination, STAR no longer has the rights to broadcast future CLT20 cricket matches and has no additional payment obligations.

Changes in the restructuring program liabilities were as follows:

	One time termination benefits	Facility costs, license fees and other	Total
	(in millions)
Balance, June 30, 2015	$(13)	$(516)	$(529)
Additions	(208)	(23)	(231)
Payments	160	463	623
Other	4	(3)	1

Balance, June 30, 2016	$(57)	$(79)	$(136)
Additions	(202)	(22)	(224)
Payments	135	43	178
Other	5	—	5

Balance, June 30, 2017	$(119)	$(58)	$(177)
Additions	(22)	(6)	(28)
Payments	87	24	111
Other	3	3	6

Balance, June 30, 2018	$(51)	$(37)	$(88)

Restructuring charges are recorded in Impairment and restructuring charges in the Consolidated Statements of Operations. As of June 30, 2018, restructuring liabilities of approximately $57 million were included in Current liabilities and the balance of the accrual was included in Non-current Other liabilities.

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6. INVENTORIES, NET

The Company’s inventories were comprised of the following:

	As of June 30,
	2018	2017
	(in millions)
Programming rights
Sports programming rights(a)	$3,676	$3,201
Entertainment programming rights	3,219	3,168
DVDs, Blu-rays and other merchandise	44	64
Filmed entertainment costs
Films
Released, less accumulated amortization	1,249	1,112
Completed, not released	98	398
In production	1,556	1,094
In development or preproduction	221	295

	3,124	2,899

Television productions
Released, less accumulated amortization	743	838
In production, development or preproduction	381	383

	1,124	1,221

Total filmed entertainment costs, less accumulated amortization(b)	4,248	4,120

Total inventories, net	11,187	10,553
Less: current portion of inventories, net(c)	(3,669)	(3,101)

Total non-current inventories, net	$7,518	$7,452

(a)	Sports programming rights will be amortized over a weighted-average useful life of 8 years.
(b)

Does not include $210 million and $241 million of net intangible film library costs as of June 30, 2018 and 2017, respectively, which were included in intangible assets subject to amortization in the Consolidated Balance Sheets.

(c)	Current portion of inventories, net as of June 30, 2018 and 2017 was comprised of programming rights ($3,625 million and $3,037 million, respectively), DVDs, Blu-rays and other merchandise.

As of June 30, 2018, the Company estimated that approximately 71% of unamortized filmed entertainment costs from the completed films are expected to be amortized during fiscal 2019 and approximately 93% of released filmed entertainment costs will be amortized within the next three fiscal years. During fiscal 2019, the Company expects to pay $1,319 million in accrued participation liabilities, which are included in Participations, residuals and royalties payable in the Consolidated Balance Sheets. As of June 30, 2018, acquired film and television libraries had remaining unamortized film costs that were not material.

The Company evaluates the recoverability of unamortized costs associated with the Company’s programming rights using total estimated advertising and other revenues attributable to the program material and considering the Company’s expectation to utilize the programming rights as part of its ongoing programming plans. The evaluation considers, among other factors, the rapid evolution of digital technology used in the entertainment industry, alternative methods for the delivery and storage of digital content, and the resultant changes in consumer behavior and preferences and advertiser priorities and spending patterns. As a result of the evaluation, the Company recognized impairment charges of $44 million, $91 million and $92 million for entertainment programming rights principally relating to programming that it will no longer broadcast at the Cable Network Programming segment which was recorded in Impairment and restructuring charges in the Consolidated Statements of Operations for fiscal 2018, 2017 and 2016, respectively.

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7. INVESTMENTS

The Company’s investments were comprised of the following:

		Ownership percentage as of June 30,	As of June 30,
		2018	2018	2017
			(in millions)
Sky(a)(b)	European direct broadcast satellite operator	39%	$3,306	$3,175
Endemol Shine Group(b)	Global multi-platform content provider	50%	188	262
Other investments(c)		various	618	465

Total investments			$4,112	$3,902

(a)

The Company’s investment in Sky had a market value of $13 billion as of June 30, 2018 determined using its quoted market price on the London Stock Exchange (a Level 1 measurement as defined in Note 8 – Fair Value). The Company received dividends of approximately $220 million, $170 million and $330 million from Sky for fiscal 2018, 2017 and 2016, respectively.

(b)	Equity method investment.
(c)	Includes an investment of $257 million in available-for-sale securities as of June 30, 2018 (See Note 8 – Fair Value and Note 12 – Stockholders’ Equity).

Equity Losses of Affiliates

The Company’s share of the earnings (losses) of its equity affiliates was as follows:

	For the years ended June 30,
	2018	2017	2016
	(in millions)
Sky	$426	$338	$383
Hulu	(445)	(215)	(157)
Other equity affiliates	(119)	(164)	(260)

Total equity losses of affiliates	$(138)	$(41)	$(34)

The Company’s investment in several of its affiliates exceeded its equity in the underlying net assets by approximately $1 billion as of June 30, 2018 and 2017, which represented the excess cost over the Company’s proportionate share of its investments’ underlying net assets. This excess was allocated between finite-lived intangible assets (primarily tradenames), indefinite-lived intangible assets and goodwill. The weighted average useful lives of these finite-lived intangible assets as of June 30, 2018 and 2017 were 17 and 14 years, respectively. In accordance with ASC 350, the Company amortized $21 million, $6 million and $48 million during fiscal 2018, 2017 and 2016, respectively, related to amounts allocated to finite-lived intangible assets. Such amortization is reflected in Equity losses of affiliates.

Other Equity Affiliates

In fiscal 2016, the Company’s share of the earnings of Other equity affiliates included approximately $220 million of losses recorded by a joint venture comprised of Shine Group, Endemol and CORE Media Group. During the fourth quarter of fiscal 2016, Core Entertainment Inc., which retained a separate capital and management structure under ownership of the joint venture and was consolidated with Endemol and Shine solely for the purposes of financial reporting for the joint venture, was deconsolidated for the purposes of financial reporting upon commencement of its bankruptcy proceedings. The Company’s proportionate share of the loss on deconsolidation and other impairment charges was approximately $95 million which was included in Equity losses of affiliates in the Consolidated Statement of Operations. As a result of Core Entertainment Inc.’s bankruptcy proceedings, the joint venture no longer holds an equity interest in Core Entertainment Inc. The joint venture now consists of the Endemol Shine Group only.

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Other

In fiscal 2016, the Company invested approximately $160 million in cash for a minority equity interest in DraftKings, Inc. (“DraftKings”), a leading operator of online fantasy games and contests. The Company accounts for this investment at cost. During fiscal 2016, based on information concerning DraftKings’ then current valuation in a financing transaction, the Company determined that a portion of its investment in DraftKings was impaired and reduced the carrying value by approximately $95 million as reflected in Other, net in the Consolidated Statement of Operations (See Note 22 – Additional Financial Information under the heading “Other, net”).

Impairments of Investments

The Company regularly reviews investments for impairments based on criteria that include the extent to which the investment’s carrying value exceeds its related market value, the duration of the market decline, the Company’s ability to hold its investment until recovery and the investment’s financial strength and specific prospects. Impairments of investments are reflected in Other, net in the Consolidated Statements of Operations and were recorded as a result of either the deteriorating financial position of the investee or due to a permanent impairment resulting from sustained losses and limited prospects for recovery (See Note 22 – Additional Financial Information under the heading “Other, net”).

Summarized Financial Information

Summarized financial information for a significant equity affiliate, determined in accordance with Regulation S-X of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), accounted for under the equity method was as follows:

	For the years ended June 30,
	2018	2017	2016
	(in millions)
Revenues	$18,257	$16,441	$17,818
Operating income	1,293	1,214	1,434
Income from continuing operations	1,033	862	977
Net income	1,033	862	977

	As of June 30,
	2018	2017
	(in millions)
Current assets	$6,286	$7,009
Non-current assets	18,888	18,383
Current liabilities	7,208	7,451
Non-current liabilities	11,436	11,801

NOTE 8. FAIR VALUE

In accordance with ASC 820, “Fair Value Measurement,” fair value measurements are required to be disclosed using a three-tiered fair value hierarchy which distinguishes market participant assumptions into the following categories: (i) inputs that are quoted prices in active markets (“Level 1”); (ii) inputs other than quoted prices included within Level 1 that are observable, including quoted prices for similar assets or liabilities (“Level 2”); and (iii) inputs that require the entity to use its own assumptions about market participant assumptions (“Level 3”).

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The following tables present information about financial assets and liabilities carried at fair value on a recurring basis.

	Fair value measurements
	As of June 30, 2018
	Total	Level 1	Level 2	Level 3(a)
	(in millions)
Assets
Investments(b)	$257	$257	$—	$—
Derivatives(c)	14	—	14	—
Other(d)	73	—	—	73
Redeemable noncontrolling interests	(764)	—	—	(764)

Total	$(420)	$257	$14	$(691)

	As of June 30, 2017
	Total	Level 1	Level 2	Level 3(a)
	(in millions)
Assets
Derivatives(c)	$48	$—	$48	$—
Other(d)	43	—	—	43
Liabilities
Derivatives(c)	(9)	—	(9)	—
Redeemable noncontrolling interests	(694)	—	—	(694)

Total	$(612)	$—	$39	$(651)

(a)

The Company utilizes the market, income or cost approaches or a combination of these valuation techniques for its Level 3 fair value measures. Inputs to such measures could include observable market data obtained from independent sources such as broker quotes and recent market transactions for similar assets. It is the Company’s policy to maximize the use of observable inputs in the measurement of its Level 3 fair value measurements. To the extent observable inputs are not available, the Company utilizes unobservable inputs based upon the assumptions market participants would use in valuing the asset (liability). Examples of utilized unobservable inputs are future cash flows, long term growth rates and applicable discount rates.

(b)	Represents investments in available-for-sale securities.
(c)	Represents derivatives associated with the Company’s foreign currency forward and option contracts and interest rate swap contracts.
(d)	Relates to past acquisitions, including contingent consideration agreements.

Contingent Consideration

The Company records contingent consideration arrangements at fair value on a recurring basis and the associated balances presented as of June 30, 2018 and 2017 are related to past acquisitions.

Significant unobservable inputs used in the fair value measurement of the Company’s contingent consideration are operating income before depreciation and amortization (“OIBDA”) projections (generally within a 1% - 3% average growth rate range, where applicable) and discount rates (generally within an 8% - 10% range, where applicable). Significant increases (decreases) in growth rates and multiples, assuming no changes in discount rates, would generally result in a significantly higher (lower) fair value measurement. Significant increases (decreases) in discount rates, assuming no changes in growth rates and multiples, would result in a significantly (lower) higher fair value measurement.

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The changes in contingent consideration classified as Level 3 measurements were as follows:

	For the years ended June 30,
	2018	2017
	(in millions)
Beginning of year	$43	$(36)
Payments	86	83
Measurement adjustments	(56)	(10)
Other	—	6

End of year	$73	$43

Redeemable Noncontrolling Interests

The Company accounts for redeemable noncontrolling interests in accordance with ASC 480-10-S99-3A, “Distinguishing Liabilities from Equity” (“ASC 480-10-S99-3A”), because their exercise is outside the control of the Company. The redeemable noncontrolling interests recorded at fair value are put arrangements held by the noncontrolling interests in certain of the Company’s majority-owned sports networks.

The changes in redeemable noncontrolling interests classified as Level 3 measurements were as follows:

	For the years ended June 30,
	2018	2017	2016
	(in millions)
Beginning of year	$(694)	$(552)	$(621)
Net income	(118)	(138)	(114)
Issuances	—	—	(73)
Repurchases(a)	101	—	225
Distributions and other	(53)	(4)	31

End of year	$(764)	$(694)	$(552)

(a)	See Note 3 – Acquisitions, Disposals and Other Transactions under the headings “Fiscal 2018” and “Fiscal 2016” under the subheading “Other”.

Significant unobservable inputs used in the fair value measurement of the Company’s redeemable noncontrolling interests are OIBDA projections (generally within a 1% - 3% average growth rate range, where applicable) and discount rates (generally 8%, where applicable). Significant increases (decreases) in growth rates and multiples, assuming no change in discount rates, would result in a significantly higher (lower) fair value measurement. Significant increases (decreases) in discount rates, assuming no changes in growth rates and multiples, would result in a significantly (lower) higher fair value measurement.

The fair value of the redeemable noncontrolling interests in the sports networks were primarily determined by (i) applying a multiples-based formula for one of the sports networks and (ii) using a combination of multiples-based and discounted OIBDA valuation model for the other sports networks. As of June 30, 2018, the redeemable noncontrolling interests are not exercisable. Subsequent to June 30, 2018, one minority shareholder’s put right became exercisable in July 2018 and two minority shareholders’ put rights will become exercisable in March 2019. The remaining redeemable noncontrolling interests are currently not exercisable.

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Financial Instruments

The carrying value of the Company’s financial instruments, such as cash and cash equivalents, receivables, payables and cost method investments, approximates fair value.

	As of June 30,
	2018	2017
	(in millions)
Borrowings
Fair value	$22,591	$23,853

Carrying value	$19,523	$19,913

Fair value is generally determined by reference to market values resulting from trading on a national securities exchange or in an over-the-counter market (a Level 1 measurement).

Foreign Currency Contracts

The Company uses foreign currency forward contracts primarily to hedge certain exposures to foreign currency exchange rate risks associated with revenues and the cost of producing or acquiring films and television programming. The Company also entered into foreign currency option contracts to limit its foreign currency exchange rate risk in connection with the Sky Acquisition. For accounting purposes, the option contracts do not qualify for hedge accounting and therefore have been treated as economic hedges (See Note 3 – Acquisitions, Disposals and Other Transactions under the heading “Sky Acquisition”). The Company’s foreign currency forward contracts, which are primarily denominated in Pounds Sterling and Canadian Dollars, are valued using an income approach.

	As of June 30,
	2018	2017
	(in millions)
Cash Flow Hedges
Notional amount	$119	$209

Fair value	$(2)	$—

For foreign currency forward contracts designated as cash flow hedges, the Company expects to reclassify the cumulative changes in fair values, included in Accumulated other comprehensive loss, within the next year.

	As of June 30,
	2018	2017
	(in millions)
Economic Hedges
Notional amount(a)	$12,788	$12,371

Fair value(a)	$8	$38

(a)

Includes foreign currency option contracts to limit the foreign currency exchange rate risk in connection with the Sky Acquisition. As of June 30, 2018, the foreign currency option contract outstanding has a notional amount of $12.8 billion and consists of the foreign currency option and a premium payable of approximately $50 million due on the option expiration date. As of June 30, 2017, the foreign currency option contract outstanding had a notional amount of $12.3 billion. The Company paid a premium of approximately $400 million related to this foreign currency option contract in June 2018 which was included in Other investing activities, net in the Statement of Cash flows. The foreign currency options outstanding as of June 30, 2018 and 2017 had a fair value of $8 million and $38 million, respectively.

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Interest Rate Swap Contracts

The Company uses interest rate swap contracts to hedge certain exposures to interest rate risks associated with certain borrowings. The Company’s interest rate swap contracts are valued using an income approach.

	As of June 30,
	2018	2017
	(in millions)
Cash Flow Hedges
Notional amount	$608	$663

Fair value	$8	$1

For interest rate swap contracts designated as cash flow hedges, the Company expects to reclassify the cumulative changes in fair values, included in Accumulated other comprehensive loss, within the next 18 months.

Assets and Liabilities Measured at Fair Value on a Nonrecurring Basis

The Company’s assets measured at fair value on a nonrecurring basis include investments, long-lived assets, indefinite-lived intangible assets and goodwill. The Company reviews the carrying amounts of such assets whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable or at least annually for indefinite-lived intangible assets and goodwill. Any resulting asset impairment would require that the asset be recorded at its fair value. The resulting fair value measurements of the assets are considered to be Level 3 measurements.

NOTE 9. PROPERTY, PLANT AND EQUIPMENT, NET

		As of June 30,
	Useful lives	2018	2017
		(in millions)
Land		$148	$140
Buildings and leaseholds	3 to 40 years	1,553	1,430
Machinery and equipment	3 to 15 years	2,958	2,808

		4,659	4,378
Less: accumulated depreciation and amortization		(2,931)	(2,713)

		1,728	1,665
Construction in progress		228	116

Total property, plant and equipment, net		$1,956	$1,781

Depreciation and amortization related to Property, plant and equipment was $337 million, $299 million and $283 million for fiscal 2018, 2017 and 2016, respectively.

Total operating lease expense was approximately $230 million, $205 million and $200 million for fiscal 2018, 2017 and 2016, respectively.

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10. GOODWILL AND INTANGIBLE ASSETS, NET

The changes in the carrying values of the Company’s intangible assets and related accumulated amortization were as follows:

	Intangible assets not subject to amortization			Amortizable intangible assets, net
	FCC licenses	Other	Total	MVPD affiliate agreements and relationships(a)	Other intangible assets, net(b)	Total	Total intangible assets, net
	(in millions)
Balance, June 30, 2017	$2,408	$1,722	$4,130	$1,714	$730	$2,444	$6,574
Dispositions(c)	(241)	—	(241)	—	—	—	(241)
Amortization	—	—	—	(126)	(121)	(247)	(247)
Other	—	—	—	(1)	16	15	15

Balance, June 30, 2018	$2,167	$1,722	$3,889	$1,587	$625	$2,212	$6,101

(a)

Net of accumulated amortization of $888 million and $762 million as of June 30, 2018 and 2017, respectively. The average useful life of the MVPD affiliate agreements and relationships ranges from 10 to 20 years.

(b)	Net of accumulated amortization of $883 million and $762 million as of June 30, 2018 and 2017, respectively. The average useful life of other intangible assets ranges from three to 20 years.
(c)	See Note 3 – Acquisitions, Disposals and Other Transactions under the heading “Fiscal 2017” under the subheading “Other”.

Amortization related to finite-lived intangible assets was $247 million, $254 million and $247 million for fiscal 2018, 2017 and 2016, respectively.

Based on the current balance of finite-lived intangible assets, the estimated amortization expense for each of the succeeding five fiscal years is as follows:

	For the years ending June 30,
	2019	2020	2021	2022	2023
	(in millions)
Estimated amortization expense(a)	$257	$259	$236	$202	$180

(a)	These amounts may vary as acquisitions and dispositions occur in the future.

The changes in the carrying value of goodwill, by segment, are as follows:

	Cable Network Programming	Television	Filmed Entertainment	Total Goodwill
	(in millions)
Balance, June 30, 2017	$9,849	$1,832	$1,111	$12,792
Other	4	(4)	(24)	(24)

Balance, June 30, 2018	$9,853	$1,828	$1,087	$12,768

The carrying amount of goodwill was net of accumulated impairments of $371 million as of June 30, 2018 and 2017.

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Annual Impairment Review

Goodwill

The Company’s goodwill impairment reviews are determined using a two-step process. The first step of the process is to compare the fair value of a reporting unit with its carrying amount, including goodwill. In performing the first step, the Company determines the fair value of a reporting unit by primarily using discounted cash flow analysis and market-based valuation approach methodologies. Determining fair value requires the exercise of significant judgments, including judgments about appropriate discount rates, long-term growth rates, relevant comparable transaction and company earnings multiples, as applicable, and the amount and timing of expected future cash flows. The cash flows employed in the analyses are based on the Company’s estimated outlook and various growth rates have been assumed for years beyond the long-term business plan period. Discount rate assumptions are based on an assessment of the risk inherent in the future cash flows of the respective reporting units. For the goodwill impairment review as of June 30, 2018, the Company also considered the fair value implied in the Amended and Restated Merger Agreement with Disney (See Note 3 – Acquisitions, Disposals and Other Transactions under the heading “Disney Transaction/Distribution of New Fox”). In assessing the reasonableness of its determined fair values, the Company evaluates its results against other value indicators, such as comparable public company trading values. If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is not impaired and the second step of the impairment review is not necessary. If the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment review is required to be performed to estimate the implied fair value of the reporting unit’s goodwill. The implied fair value of goodwill is determined in the same manner as the amount of goodwill recognized in a business combination. That is, the estimated fair value of the reporting unit is allocated to all of the assets and liabilities of that unit (including any unrecognized intangible assets) as if the reporting unit had been acquired in a business combination and the estimated fair value of the reporting unit was the purchase price paid. The implied fair value of the reporting unit’s goodwill is compared with the carrying amount of that goodwill. If the carrying amount of the reporting unit’s goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess.

FCC licenses

The Company performs impairment reviews consisting of a comparison of the estimated fair value of the Company’s FCC licenses with their carrying amount on a station-by-station basis using a discounted cash flow valuation method, assuming a hypothetical start-up scenario for a broadcast station in each of the markets the Company operates in. The significant assumptions used are the discount rate and terminal growth rates and operating margins, as well as industry data on future advertising revenues in the markets where the Company owns television stations. These assumptions are based on actual historical performance and estimates of future performance in each market.

Fiscal 2018 and 2017

During fiscal 2018 and 2017, the Company determined that the goodwill and indefinite-lived intangible assets included in the Consolidated Balance Sheets as of June 30, 2018 and 2017, respectively, were not impaired.

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11. BORROWINGS

	Weighted average interest rate		Outstanding as of June 30,
	as of June 30, 2018	Due date	2018	2017
			(in millions)
Bank loans			$1,301	$1,350
Public debt
Predecessor indentures	7.09%	2018 - 2096	9,829	10,179
Senior notes issued under August 2009 indenture	4.77%	2020 - 2046	8,550	8,550

Total public debt			18,379	18,729

Total principal amount			19,680	20,079
Less: unamortized discount and debt issuance costs			(157)	(166)

Total borrowings			19,523	19,913
Less: current borrowings			(1,054)	(457)

Non-current borrowings			$18,469	$19,456

Bank loans

In December 2017, the Yankees Entertainment and Sports Network (the “YES Network”) amended its credit agreement to decrease the total size of its credit facility to $1.6 billion, comprised of a secured revolving credit facility and a term loan facility, and to extend the maturity date of the credit agreement to December 2023 (the “YES Credit Agreement”). As of June 30, 2018, the outstanding balances on the term loan facility and secured revolving credit facility were approximately $1.1 billion and $145 million, respectively. The maximum amount available under the secured revolving credit facility is $500 million. The material terms of the YES Credit Agreement include various financial and restrictive covenants. The YES Credit Agreement is collateralized by a substantial portion of the real and personal property assets of the YES Network. At the election of the YES Network, the YES Credit Agreement bears interest at (i) one, two, three or six month LIBOR plus the applicable LIBOR margin, or (ii) the Base Rate plus a Base Rate margin; margins reset quarterly based on the specified leverage ratio of YES Network. The YES Network pays a commitment fee on undrawn funds (currently 0.225%) that is determined by the total leverage ratio. Principal payments with respect to the term loan are required quarterly. Additionally, an annual excess cash flow payment is required as mandatory prepayment of future amortization obligations, subject to certain leverage ratio conditions. The YES Credit Agreement also provides for the establishment of additional credit facilities provided certain terms and provisions are met.

In March 2018, STAR entered into a term loan agreement (the “STAR Term Loan”) among STAR as borrower, the Company as parent guarantor, JPMorgan Chase Bank, N.A. as original lender and IDBI Trusteeship Services Limited as agent. The term loan agreement is comprised of an Indian rupee (“INR”) 5 billion (approximately $73 million) unsecured term loan facility with a maturity date of March 2021. The term loan facility bears interest at the Financial Benchmarks India Pvt. Ltd. Treasury Bills rate for three month terms plus a margin. The term loan facility is callable and may be redeemed, in whole or in part, every three months.

In addition to the STAR Term Loan, STAR has entered into various unsecured credit facilities (the “STAR Credit Facilities”) that are available for working capital and for acquiring programming rights. These credit facilities are uncommitted and are reviewed periodically for renewal. The credit facilities had a total capacity for borrowings of INR 13.7 billion (approximately $200 million) as of June 30, 2018, which was subsequently increased to INR 21.7 billion (approximately $315 million). As of June 30, 2018, the outstanding balance on the credit facilities was nil. Borrowings under the credit facilities are due on demand by the lenders providing up to 60 days’ notice. Borrowings with on demand repayment terms are presented as Current borrowings in the Consolidated Balance Sheets.

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Public debt—Predecessor indentures

The Company has issued notes under indentures prior to 2009, by and among 21CFA, the Company as Parent Guarantor and the applicable trustee. These notes are direct unsecured obligations of 21CFA and rank pari passu with all other unsecured indebtedness of 21CFA. Redemption may occur, at the option of the holders, at 101% of the principal plus an accrued interest amount in certain circumstances where a change of control is deemed to have occurred. These notes are subject to certain covenants, which, among other things, restrict secured indebtedness to 10% of tangible assets and in certain circumstances limit new senior indebtedness.

Included in the predecessor indentures as of June 30, 2017 was $350 million of 7.25% Senior Notes which were retired in May 2018.

In October 2016, the Company retired $400 million of 8.00% Senior Notes.

In October 2015, the Company retired $200 million of 7.60% Senior Notes.

The Company does not intend to issue any new debt under these indentures.

Public debt—Senior notes issued under August 2009 indenture

The Company has issued notes under the Indenture, dated August 25, 2009, as amended and restated on February 16, 2011, by and among 21CFA, the Company, as Parent Guarantor, and The Bank of New York Mellon, as Trustee (the “2009 Indenture”). These notes are direct unsecured obligations of 21CFA and rank pari passu with all other unsecured indebtedness of 21CFA. Redemption may occur, at the option of the holders, at 101% of the principal plus an accrued interest amount in certain circumstances where a change of control is deemed to have occurred. These notes are subject to certain covenants, which, among other things, limit the Company’s ability and the ability of the Company’s subsidiaries, to create liens and engage in a merger, sale or consolidation transaction. The 2009 Indenture does not contain any financial maintenance covenants.

Under the 2009 Indenture, the Company had the following issuances:

In November 2016, 21CFA issued $450 million of 3.375% Senior Notes due 2026 and $400 million of 4.750% Senior Notes due 2046. The net proceeds of $842 million were used for general corporate purposes.

In October 2015, 21CFA issued $600 million of 3.70% Senior Notes due 2025 and $400 million of 4.95% Senior Notes due 2045. The net proceeds of $987 million were used for general corporate purposes.

Current Borrowings

Included in Borrowings within Current liabilities as of June 30, 2018 was $250 million of 8.25% Senior Notes that were retired in August 2018, $700 million of 6.90% Senior Notes that are due in March 2019, principal payments on the YES Network term loan facility of $31 million that are due in the next 12 months and $73 million related to the STAR Term Loan.

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Revolving Credit Agreement

In May 2015, 21CFA entered into a credit agreement (the “Credit Agreement”) among 21CFA as Borrower, the Company as Parent Guarantor, the lenders party thereto, the issuing banks party thereto, JPMorgan Chase Bank, N.A. (“JPMorgan Chase”) and Citibank, N.A. (“Citibank”) as Co-Administrative Agents, JPMorgan Chase as Designated Agent and Bank of America, N.A. (“Bank of America”) as Syndication Agent. The Credit Agreement, which was amended on December 22, 2016, provides a $1.4 billion unsecured revolving credit facility with a sub-limit of $250 million (or its equivalent in Euros) available for the issuance of letters of credit and a maturity date of May 2020. Under the Credit Agreement, the Company may request an increase in the amount of the credit facility up to a maximum amount of $2.0 billion and the Company may request that the maturity date be extended for up to two additional one-year periods. Borrowings are issuable in U.S. dollars only, while letters of credit are issuable in U.S. dollars or Euros. The material terms of the agreement include the requirement that the Company maintain specific leverage ratios and limitations on secured indebtedness. Fees under the Credit Agreement will be based on the Company’s long-term senior unsecured non-credit enhanced debt ratings. Given the current debt ratings, 21CFA pays a facility fee of 0.125% and an initial drawn cost of LIBOR plus 1.125%.

Bridge Credit Agreement

See Note 3 – Acquisitions, Disposals and Other Transactions under the heading “Sky Acquisition”.

NOTE 12. STOCKHOLDERS’ EQUITY

Common Stock and Preferred Stock

The Company has two classes of common stock that are authorized and outstanding, non-voting Class A Common Stock and voting Class B Common Stock.

As of June 30, 2018, there were approximately 28,800 holders of record of shares of Class A Common Stock and 6,400 holders of record of shares of Class B Common Stock.

In the event of a liquidation or dissolution of the Company, holders of Class A Common Stock and Class B Common Stock shall be entitled to receive all of the remaining assets of the Company available for distribution to its stockholders, ratably in proportion to the number of shares held by Class A Common Stock holders and Class B Common Stock holders, respectively. In the event of any merger or consolidation with or into another entity, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to receive substantially identical per share consideration.

Under the Twenty-First Century Fox Restated Certificate of Incorporation, the Board is authorized to issue shares of preferred stock or common stock at any time, without stockholder approval, and to determine all the terms of those shares, including the following:

(i) the voting rights, if any, except that the issuance of preferred stock or series common stock which entitles holders thereof to more than one vote per share requires the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of the Company’s capital stock entitled to vote generally in the election of directors;

(ii) the dividend rate and preferences, if any, which that preferred stock or common stock will have compared to any other class; and

(iii) the redemption and liquidation rights and preferences, if any, which that preferred stock or common stock will have compared to any other class.

Any decision by the Board to issue preferred stock or common stock must, however, be taken in accordance with the Board’s fiduciary duty to act in the best interests of the Company’s stockholders. The Company is authorized to issue 100,000,000 shares of preferred stock, par value $0.01 per share. The Board has the authority, without any further vote or action by the stockholders, to issue preferred stock in one or more series and to fix the number of shares, designations, relative rights (including voting rights), preferences, qualifications and limitations of such series to the full extent permitted by Delaware law.

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Stock Repurchase Program

The Board had previously authorized a stock repurchase program, under which the Company is authorized to acquire Class A Common Stock. In August 2016 and 2015, the Board authorized the repurchase of an additional $3 billion and $5 billion, respectively, of Class A Common Stock, excluding commissions. As of June 30, 2018, the Company’s remaining buyback authorization was approximately $3.1 billion representing $3 billion under the fiscal 2017 authorization and approximately $110 million under the fiscal 2016 authorization. Pursuant to the Amended and Restated Merger Agreement (See Note 3 – Acquisitions, Disposals and Other Transactions under the heading “Disney Transaction/Distribution of New Fox”), the Company is prohibited from repurchasing any additional shares without Disney’s consent.

The following table summarizes the Company’s repurchases of its Class A Common Stock:

	For the years ended June 30,
	2017	2016
	(in millions)
Total cost of repurchases	$542	$4,982
Total number of shares repurchased	21	172

The Company did not repurchase any of its Class A Common Stock during fiscal 2018 or Class B Common Stock during the three-year period ended June 30, 2018.

Dividends

The following table summarizes the dividends declared and paid per share on both the Company’s Class A Common Stock and the Class B Common Stock:

	For the years ended June 30,
	2018	2017	2016
Cash dividend paid per share	$0.36	$0.36	$0.30

Subsequent to June 30, 2018, the Company declared a semi-annual dividend of $0.18 per share on both the Class A Common Stock and the Class B Common Stock. The dividend declared is payable on October 17, 2018 with a record date for determining dividend entitlements of September 12, 2018.

Comprehensive Income

Comprehensive income is reported in the Consolidated Statements of Comprehensive Income and consists of Net income and Other comprehensive income (loss), including foreign currency translation adjustments, gains (losses) on cash flow hedges, unrealized holding gains and losses on securities, benefit plan adjustments and the Company’s share of other comprehensive income (losses) of equity method investees, which affect stockholders’ equity, and under GAAP, are excluded from Net income.

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The following tables summarize the activity within Other comprehensive income (loss):

	For the year ended June 30, 2018
	Before tax	Tax (provision) benefit	Net of tax
	(in millions)
Foreign currency translation adjustments
Unrealized losses	$(161)	$1	$(160)

Other comprehensive loss(a)	$(161)	$1	$(160)
Cash flow hedges
Unrealized gains	$11	$(4)	$7
Reclassifications realized in net income(b)	(13)	5	(8)

Other comprehensive loss	$(2)	$1	$(1)
Gains on securities
Unrealized gains	$222	$(90)	$132

Other comprehensive income	$222	$(90)	$132
Benefit plan adjustments
Unrealized gains	$20	$(4)	$16
Reclassifications realized in net income(c)	129	(45)	84

Other comprehensive income	$149	$(49)	$100
Equity method investments
Unrealized losses and reclassifications	$(25)	$(26)	$(51)

Other comprehensive loss	$(25)	$(26)	$(51)

	For the year ended June 30, 2017
	Before tax	Tax (provision) benefit	Net of tax
	(in millions)
Foreign currency translation adjustments
Unrealized gains	$62	$—	$62

Other comprehensive income(a)	$62	$—	$62
Cash flow hedges
Unrealized gains	$27	$(10)	$17
Reclassifications realized in net income(b)	17	(6)	11

Other comprehensive income	$44	$(16)	$28
Benefit plan adjustments
Unrealized gains	$72	$(28)	$44
Reclassifications realized in net income(c)	91	(33)	58

Other comprehensive income	$163	$(61)	$102
Equity method investments
Unrealized losses and reclassifications	$(67)	$7	$(60)

Other comprehensive loss	$(67)	$7	$(60)

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

	For the year ended June 30, 2016
	Before tax	Tax (provision) benefit	Net of tax
	(in millions)
Foreign currency translation adjustments
Unrealized losses	$(149)	$2	$(147)

Other comprehensive loss(a)	$(149)	$2	$(147)
Cash flow hedges
Unrealized losses	$(28)	$11	$(17)
Reclassifications realized in net income(b)	8	(3)	5

Other comprehensive loss	$(20)	$8	$(12)
Gains and losses on securities
Amount reclassified on sale of securities(d)	$(7)	$3	$(4)

Other comprehensive loss	$(7)	$3	$(4)
Benefit plan adjustments
Unrealized losses	$(240)	$74	$(166)
Reclassifications realized in net income(c)	108	(40)	68

Other comprehensive loss	$(132)	$34	$(98)
Equity method investments
Unrealized losses and reclassifications	$(364)	$43	$(321)

Other comprehensive loss	$(364)	$43	$(321)

(a)	Foreign currency translation adjustments include $3 million, $6 million and $(8) million for fiscal 2018, 2017 and 2016, respectively, relating to noncontrolling interests.
(b)

Reclassifications of amounts related to hedging activity are included in Revenues, Operating expenses, Selling, general and administrative expenses, Interest expense, net or Other, net, as appropriate, in the Consolidated Statements of Operations (See Note 8 – Fair Value for additional information regarding hedging activity).

(c)

Reclassifications of amounts related to benefit plan adjustments are included in Other, net in the Consolidated Statements of Operations (See Note 16 – Pension and Other Postretirement Benefits for additional information).

(d)	Reclassifications of amounts related to gains and losses on securities are included in Other, net in the Consolidated Statements of Operations.

Accumulated Other Comprehensive Loss

The following table summarizes the components of Accumulated other comprehensive loss, net of tax:

	As of June 30,
	2018	2017	2016
	(in millions)
Foreign currency translation adjustments	$(1,317)	$(1,154)	$(1,210)
Cash flow hedges	4	5	(23)
Unrealized holding gains on securities	132	—	—
Benefit plan adjustments	(307)	(407)	(509)
Equity method investments	(513)	(462)	(402)

Accumulated other comprehensive loss, net of tax	$(2,001)	$(2,018)	$(2,144)

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13. EQUITY-BASED COMPENSATION

2013 Long-Term Incentive Plan

In October 2013, the Company adopted the 2013 Long-Term Incentive Plan (the “2013 Plan”), under which equity-based compensation, including stock options, performance stock units (“PSUs”), restricted stock, restricted stock units (“RSUs”) and other types of awards, may be granted. The Company’s employees and directors are eligible to participate in the 2013 Plan. The Compensation Committee of the Board (the “Compensation Committee”) determines the recipients, type of award to be granted and amounts of awards to be granted under the 2013 Plan. Stock options awarded under the 2013 Plan will be granted at exercise prices which are equal to or exceed the market price at the date of grant. The 2013 Plan replaced the 2005 Long-Term Incentive Plan (the “2005 Plan” and together with the 2013 Plan, the “Plans”) under which no additional stock options, PSUs, restricted stock or RSUs will be granted. The maximum number of shares of Class A Common Stock that may be issued under the 2013 Plan is 87.5 million shares plus any residual shares that returned from the 2005 Plan. As of June 30, 2018, the remaining number of shares available for issuance under the 2013 Plan was approximately 64 million. Of the shares available for future issuance under the 2013 Plan, a maximum of 56 million shares may be issued in connection with awards of restricted stock, RSUs or PSUs as of June 30, 2018. The Company will issue new shares of Class A Common Stock upon vesting of stock-settled PSUs and RSUs. The Company currently has no stock options outstanding.

Commencing with the fiscal 2017 awards granted, each eligible person is entitled to receive dividend equivalents for each regular cash dividend on the Class A Common Stock paid by the Company during the award period. Any such dividend equivalent units shall be subject to the same terms and conditions which apply to the underlying award and will convert to shares of Class A Common Stock, if at all, on the payment date, only to the extent that the underlying award has been earned.

The fair value of equity-based compensation under the Plans is calculated according to the type of award issued. Cash-settled awards are marked-to-market at each reporting period.

Performance Stock Units

PSUs are fair valued on the date of grant and expensed over the service period using a straight-line method as the awards cliff vest at the end of the three-year performance period. The Company also estimates the number of shares expected to vest which is based on management’s determination of the probable outcome of the performance condition, which requires considerable judgment. The Company records a cumulative adjustment in periods that the Company’s estimate of the number of shares expected to vest changes. Additionally, the Company ultimately adjusts the expense recognized to reflect the actual vested shares following the resolution of the performance conditions. The number of shares that will be issued upon vesting of PSUs can range from 0% to 200% (limited to 150% for certain executives) of the target award, based on the Company’s three-year total shareholder return (“TSR”) as measured against the three-year TSR of the companies that comprise the Standard and Poor’s 500 Index (excluding financial, real estate and energy sector companies) and other performance measures. The fair value of the TSR condition is determined using a Monte Carlo simulation model.

Participants in the plan received a grant of PSUs that has a three-year performance measurement period beginning in July of each fiscal year. The awards are subject to the achievement of one or more pre-established objective performance measures determined by the Compensation Committee. The majority of the awards issued will be settled in shares of Class A Common Stock upon vesting and are subject to the participants’ continued employment with the Company. Any person who holds PSUs shall have no ownership interest in the shares of Class A Common Stock to which such PSUs relate until and unless shares of Class A Common Stock are delivered to the holder. All shares of Class A Common Stock awards that are cancelled or forfeited become available for future grants. Certain of these awards have a graded vesting provision and the expense recognition is accelerated.

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In fiscal 2018, 2017 and 2016, a total of approximately 6.8 million, 7.4 million and 6.2 million PSUs were granted, respectively, and will primarily be settled in shares of Class A Common Stock. PSUs granted to employees in certain foreign locations are settled in cash.

In February 2018, the Compensation Committee determined that, upon vesting, the outstanding PSU awards for the fiscal 2016-2018 performance period granted to all participants in the PSU award program, including the Company’s named executive officers, will be paid out based on the target number of PSUs awarded in accordance with the original vesting schedule. As of June 30, 2018, there were approximately 5.0 million PSUs outstanding for the 2016-2018 performance period (See Note 3 – Acquisitions, Disposals and Other Transactions under the heading “Disney Transaction/Distribution of New Fox”).

Retention Awards

The Compensation Committee made a special grant of approximately 5.9 million restricted stock units (“Retention RSUs”) to certain of the Company’s senior executives, including named executive officers. The Retention RSU grants will vest 50% at the time of the Mergers and 50% on the 15-month anniversary of the Mergers, subject to each executive’s continued employment through the applicable vesting date. The Retention RSU grants will be subject to accelerated vesting upon the occurrence of certain termination events. In the event the Amended and Restated Merger Agreement is terminated, the Retention RSU grants will vest on the later of December 13, 2019 and the date of such termination (See Note 3 – Acquisitions, Disposals and Other Transactions under the heading “Disney Transaction/Distribution of New Fox”).

The following table summarizes the activity related to the Company’s target PSUs and RSUs to be settled in stock (PSUs and RSUs in thousands):

	Fiscal 2018		Fiscal 2017		Fiscal 2016
	Number of shares	Weighted average grant- date fair value	Number of shares	Weighted average grant- date fair value	Number of shares	Weighted average grant- date fair value
PSUs and RSUs
Unvested units at beginning of the year	15,991	$28.44	13,842	$32.83	14,024	$30.61
Granted	12,746	32.31	7,408	24.38	7,162	29.60
Vested(a)	(2,638)	34.79	(2,873)	35.20	(6,365)	25.54
Cancelled	(1,792)	30.66	(2,386)	33.18	(979)	24.81

Unvested units at the end of the year(b)	24,307	$29.62	15,991	$28.44	13,842	$32.83

(a)	The fair value and intrinsic value of the Company’s PSUs that vested during fiscal 2018, 2017 and 2016 was $74 million, $69 million and $173 million, respectively.
(b)	The intrinsic value of unvested target PSUs and RSUs as of June 30, 2018 was approximately $1.2 billion.

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the Company’s equity-based compensation:

	For the years ended June 30,
	2018	2017	2016
	(in millions)
Equity-based compensation	$254	$126	$203

Intrinsic value of all settled equity-based awards(a)	$75	$81	$198

Tax benefit on vested equity-based awards	$24	$27	$71

(a)	Includes cash-settled PSUs and RSUs.

As of June 30, 2018, the Company’s total estimated compensation cost, not yet recognized, related to equity-based awards for all plans presented was approximately $300 million and is expected to be recognized over a weighted average period between one and two years.

NOTE 14. RELATED PARTIES

In the ordinary course of business, the Company enters into transactions with related parties, such as equity affiliates, to sell programming and purchase and/or sell advertising. The following table sets forth the net revenue from related parties included in the Consolidated Statements of Operations:

	For the years ended June 30,
	2018	2017	2016
	(in millions)
Related party revenue, net of expense	$1,521	$1,039	$851

The following table sets forth the amount of accounts receivable due from and payable to related parties outstanding on the Consolidated Balance Sheets:

	As of June 30,
	2018	2017
	(in millions)
Accounts receivable from related parties	$898	$568
Accounts payable to related parties	77	107

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15. COMMITMENTS AND CONTINGENCIES

The Company has commitments under certain firm contractual arrangements (“firm commitments”) to make future payments. These firm commitments secure the future rights to various assets and services to be used in the normal course of operations. The following table summarizes the Company’s material firm commitments as of June 30, 2018:

	As of June 30, 2018
	Payments due by period
	Total	1 year	2 - 3 years	4 - 5 years	After 5 years
	(in millions)
Operating leases and service agreements
Land and buildings	$1,579	$286	$495	$284	$514
Other	353	114	124	63	52
Other commitments
Borrowings	19,680	1,056	1,499	1,401	15,724
Sports programming rights	57,825	6,782	13,984	13,825	23,234
Entertainment programming rights	2,228	1,244	735	221	28
Other commitments and contractual obligations	2,144	649	588	402	505

Total commitments, borrowings and contractual obligations	$83,809	$10,131	$17,425	$16,196	$40,057

The firm commitments above do not include obligations and commitments related to the transactions described in Note 3 – Acquisitions, Disposals and Other Transactions.

The Company also has certain contractual arrangements in relation to certain subsidiaries and investees that would require the Company to make payments or provide funding if certain circumstances occur (“contingent guarantees”). The Company does not expect that these contingent guarantees will result in any material amounts being paid by the Company in the foreseeable future. The timing of the amounts presented in the table below reflect when the maximum contingent guarantees will expire and does not indicate that the Company expects to incur an obligation to make payments during that time frame.

	As of June 30, 2018
	Amount of guarantees expiration per period
	Total	1 year	2 - 3 years	4 - 5 years	After 5 years
	(in millions)
Contingent guarantees
Sports programming rights	$903	$896	$—	$—	$7
Hulu indemnity	113	—	—	113	—
Letters of credit and other	54	47	3	—	4

Total contingent guarantees	$1,070	$943	$3	$113	$11

In addition to the contingent guarantees above, the Company is party to a capital funding agreement related to Hulu (See “Hulu indemnity” below).

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Operating leases and service agreements

Operating leases and service agreements primarily include agreements for office facilities, equipment, transponder service agreements and microwave transmitters used to carry broadcast signals. The leases, which are classified as operating leases, expire at certain dates through fiscal 2048. Included in the total amount committed for operating leases of land and buildings of $1.6 billion, are approximately $175 million for office facilities that have been sub-leased to News Corp.

Sports programming rights

Under the Company’s contracts with the National Football League (“NFL”), remaining future minimum payments for program rights to broadcast certain football games are payable over the remaining term of the contract through the 2022 NFL season.

The Company’s contracts with the National Association of Stock Car Auto Racing give the Company rights to broadcast certain races and ancillary content through calendar year 2024.

The Company’s contract with the Major League Baseball (“MLB”) gives the Company rights to broadcast certain regular season and post-season games, as well as exclusive rights to broadcast MLB’s World Series and All-Star Game through the 2021 MLB season.

Under the Company’s contracts with certain collegiate conferences, remaining future minimum payments for program rights to broadcast certain sporting events are payable over the remaining terms of the contracts.

The Company’s RSNs have certain local sports broadcasting rights including the right to broadcast MLB, National Basketball Association and National Hockey League games.

Under the Company’s contract with the BCCI, remaining future minimum payments for the Indian Premier League’s (“IPL”) global media and digital cricket broadcast rights are payable over the remaining term of the contract through 2022. In connection with the agreement with the BCCI, the Company was required to obtain a bank guarantee covering its programming rights obligations.

Under the Company’s contract with the International Cricket Council (“ICC”), remaining future minimum payments for programming rights to broadcast international cricket matches and series are payable over the remaining term of the contract through 2023. In connection with the agreement with the ICC, the Company was required to obtain a bank guarantee covering its programming rights obligations.

Under the Company’s contract with the BCCI, remaining future minimum payments for program rights to broadcast international and domestic cricket matches and series are payable over the remaining term of the contract through 2023. In connection with the agreement with the BCCI, the Company was required to obtain a bank guarantee covering its programming rights obligations.

Other commitments and contractual obligations

Primarily includes obligations relating to deferred and contingent consideration related to business combinations, multi-media rights agreements, television rating services agreements, distribution agreements, marketing agreements and contracts for capital expenditures.

Hulu indemnity

The Company owns an equity interest in Hulu, which is considered a variable interest entity under ASC 810-10. However, the Company is not the primary beneficiary and hence accounts for its investment under the equity method. The Company has guaranteed $113 million of Hulu’s $338 million five-year term loan due in August 2022. The fair value of this guarantee was calculated using Level 3 inputs and was included in the Consolidated Balance Sheets in Other liabilities.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

In August 2016, Hulu issued a 10% equity interest to a new investor thereby diluting the Company’s ownership from 33% to 30%. For a period of up to 36 months, under certain limited circumstances arising from regulatory review, the new investor may put its shares to Hulu or Hulu may call the shares from the new investor. If Hulu is required to fund the repurchase of shares from the new investor, the Company has agreed to make an additional capital contribution of up to approximately $300 million to Hulu. As a result of these conditions, the Company will record a gain on the dilution of its ownership interest upon resolution of the contingency. The Company will continue to account for its interest in Hulu as an equity method investment.

In fiscal 2016, the Company invested approximately $50 million in Hulu to maintain its ownership percentage at that time. In addition, in fiscal 2018 and 2017, the Company invested approximately $430 million and $100 million, respectively, in Hulu to maintain its ownership percentage and has committed to an additional investment of approximately $225 million in fiscal 2019.

Pension and other postretirement benefits

In accordance with ASC 715, “Compensation—Retirement Benefits” (“ASC 715”), the total accrued net benefit liability for pension and other postretirement benefit plans recognized as of June 30, 2018 was $655 million (See Note 16 – Pension and Other Postretirement Benefits). This amount is affected by, among other items, statutory funding levels, changes in plan demographics and assumptions and investment returns on plan assets. Because of the current overall funded status of the Company’s material plans, the accrued liability does not represent expected near-term liquidity needs and, accordingly, this amount is not included in the contractual obligations table.

Contingencies

Fox News Channel

The Company and certain of its current and former employees have been subject to allegations of sexual harassment and discrimination and racial discrimination relating to alleged misconduct at the Company’s Fox News Channel business. The Company has resolved many of these claims and is contesting other claims in litigation. The Company has also received regulatory and investigative inquiries relating to these matters. To date, none of the amounts paid in settlements or reserved for pending or future claims, is individually or in the aggregate, material to the Company. The amount of liability, if any, that may result from these or related matters cannot be estimated at this time. However, the Company does not currently anticipate that the ultimate resolution of any such pending matters will have a material adverse effect on its consolidated financial condition, future results of operations or liquidity.

Shareholder Litigation

On November 20, 2017, a stockholder of the Company filed a derivative action in the Court of Chancery of the State of Delaware captioned City of Monroe Employees’ Retirement System v. Rupert Murdoch, et al., C.A. No. 2017-0833-AGB. The lawsuit named as defendants all directors of the Company and the Estate of Roger Ailes (the “Ailes Estate”), and named the Company as a nominal defendant. The plaintiff alleged that the directors of the Company and Rupert Murdoch as a purported controlling stockholder breached their fiduciary duties by, among other things, failing to properly oversee the work environment at Fox News. The plaintiff also brought claims of breach of fiduciary duty and unjust enrichment against the Ailes Estate.

On November 20, 2017, the parties reached an agreement to settle the lawsuit and filed a Stipulation and Agreement of Settlement, Compromise, and Release with the Court (the “Settlement Agreement”). Pursuant to the terms of the Settlement Agreement, the parties agreed that the director defendants and the Ailes Estate would cause their insurers to make a payment in the amount of $90 million to the Company, less approximately $22 million of attorneys’ fees and expenses awarded by the Court to the plaintiff’s counsel. Such amount was paid pursuant to an agreement reached between the defendants and their directors’ and officers’ liability insurers for the payment of insurance proceeds,

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

subject to a claims release. In addition to the payment to the Company, the Settlement Agreement provides that the Company shall put in place governance and compliance enhancements, including the creation of the Fox News Workplace Professionalism and Inclusion Council, as set forth in the Non-Monetary Relief Agreement agreed to by the parties in connection with the Settlement Agreement. These governance and compliance enhancements, which the Company has implemented, shall remain in effect for five years. No stockholder objected to either the settlement or the proposed fee award at the settlement hearing on February 9, 2018. The Court approved the settlement and entered a final order and judgment on February 9, 2018. Accordingly, the Company received a cash payment and recorded the net settlement of $68 million in Other, net in the Consolidated Statement of Operations for fiscal 2018.

U.K. Newspaper Matters Indemnity

In connection with the News Corp Separation, the Company and News Corp agreed in the News Corp Separation and Distribution Agreement that the Company will indemnify News Corp, on an after-tax basis, for payments made after the News Corp Separation arising out of civil claims and investigations relating to phone hacking, illegal data access and inappropriate payments to public officials that occurred at subsidiaries of News Corp, as well as legal and professional fees and expenses paid in connection with the related criminal matters, other than fees, expenses and costs relating to employees who are not (i) directors, officers or certain designated employees or (ii) with respect to civil matters, co-defendants with News Corp (the “Indemnity”). Pursuant to the Indemnity, the Company made payments of $61 million, $28 million and $20 million to News Corp during fiscal 2018, 2017 and 2016, respectively. The liability recorded in the Consolidated Balance Sheets related to the indemnity was approximately $50 million and $80 million as of June 30, 2018 and 2017, respectively.

Other

Equity purchase arrangements that are exercisable by the counterparty to the agreement, and that are outside the sole control of the Company, are accounted for in accordance with ASC 480-10-S99-3A and are classified as Redeemable noncontrolling interests in the Consolidated Balance Sheets. Other than the arrangements classified as Redeemable noncontrolling interests, the Company is also a party to several other purchase and sale arrangements which become exercisable at various points in time. However, these arrangements are currently either not exercisable in the next twelve months or are not material.

The Company establishes an accrued liability for legal claims when the Company determines that a loss is both probable and the amount of the loss can be reasonably estimated. Once established, accruals are adjusted from time to time, as appropriate, in light of additional information. The amount of any loss ultimately incurred in relation to matters for which an accrual has been established may be higher or lower than the amounts accrued for such matters. Any fees, expenses, fines, penalties, judgments or settlements which might be incurred by the Company in connection with the various proceedings could affect the Company’s results of operations and financial condition. For the contingencies disclosed above for which there is at least a reasonable possibility that a loss may be incurred, other than the accrual provided, the Company was unable to estimate the amount of loss or range of loss.

The Company’s operations are subject to tax in various domestic and international jurisdictions and as a matter of course, the Company is regularly audited by federal, state and foreign tax authorities. The Company believes it has appropriately accrued for the expected outcome of all pending tax matters and does not currently anticipate that the ultimate resolution of pending tax matters will have a material adverse effect on its consolidated financial condition, future results of operations or liquidity.

NOTE 16. PENSION AND OTHER POSTRETIREMENT BENEFITS

The Company participates in and/or sponsors various pension, savings and postretirement benefit plans. The major pension plans and postretirement benefit plans are closed to new participants (with the exception of groups covered by collective bargaining agreements). In fiscal 2018, 2017 and 2016, the

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Company settled a portion of its pension obligations by irrevocably transferring pension liabilities to an insurance company through the purchase of group annuity contracts and/or through lump sum distributions. These transactions, primarily funded with pension plan assets, resulted in pre-tax settlement losses related to the recognition of accumulated deferred actuarial losses of $91 million, $39 million and $75 million for fiscal 2018, 2017 and 2016, respectively, which were included in Other, net in the Consolidated Statements of Operations.

The Company has a legally enforceable obligation to contribute to some plans and is not required to contribute to others. The plans in the U.S. include both defined benefit pension plans and employee non-contributory and employee contributory accumulation plans covering all eligible employees. The Company makes contributions in accordance with applicable laws or contract terms in each jurisdiction in which the Company operates. The Company’s benefit obligation is calculated using several assumptions which the Company reviews on a regular basis.

The funded status of the plans can change from year to year, but the assets of the funded plans have been sufficient to pay all benefits that came due in each of fiscal 2018, 2017 and 2016.

The Company uses a June 30 measurement date for all pension and postretirement benefit plans. The following table sets forth the change in the projected benefit obligation, change in the fair value of plan assets and funded status for the Company’s benefit plans:

	Pension benefits		Postretirement benefits
	As of June 30,
	2018	2017	2018	2017
	(in millions)
Projected benefit obligation, beginning of the year	$1,983	$2,019	$171	$187
Service cost	57	58	2	3
Interest cost	63	59	6	5
Benefits paid	(27)	(23)	(8)	(8)
Settlements(a)	(261)	(145)	—	—
Actuarial (gains) losses(b)	(27)	19	(10)	(16)
Foreign exchange rate changes	2	(2)	—	—
Other	1	(2)	—	—

Projected benefit obligation, end of the year	1,791	1,983	161	171

Change in the fair value of plan assets for the Company’s benefit plans:
Fair value of plan assets, beginning of the year	1,471	1,381	—	—
Actual return on plan assets	77	163	—	—
Employer contributions	36	98	8	8
Benefits paid	(27)	(23)	(8)	(8)
Settlements(a)	(261)	(145)	—	—
Foreign exchange rate changes	1	(3)	—	—

Fair value of plan assets, end of the year	1,297	1,471	—	—

Funded status(c)	$(494)	$(512)	$(161)	$(171)

(a)

Represents the full settlement of former employees deferred pension benefit obligations through lump sum payments and, in fiscal 2018, also by irrevocably transferring pension liabilities to an insurance company through the purchase of a group annuity contract.

(b)

The pension benefit actuarial gains for June 30, 2018 were mainly due to a change in the discount rate assumption utilized in measuring plan obligations offset by net changes to other assumptions. The actuarial losses for June 30, 2017 were mainly due to a change in the U.K. discount rate assumption utilized in measuring plan obligations.

(c)

The Company has established an irrevocable grantor trust (the “Trust”), administered by an independent trustee, with the intention of making cash contributions to the Trust to fund certain future pension benefit obligations of the Company. The assets in the Trust are unsecured funds of the Company and can be used to satisfy the Company’s obligations in the event of bankruptcy or insolvency. The fair value of the assets in the Trust as of June 30, 2018 and 2017 was approximately $265 million and $260 million, respectively.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Amounts recognized in the Consolidated Balance Sheets consist of:

	Pension benefits		Postretirement benefits
	As of June 30,
	2018	2017	2018	2017
	(in millions)
Accrued pension/postretirement liabilities	$(494)	$(512)	$(161)	$(171)

Net amount recognized	$(494)	$(512)	$(161)	$(171)

Amounts recognized in Accumulated other comprehensive loss, before tax, consist of:

	Pension benefits		Postretirement benefits
	As of June 30,
	2018	2017	2018	2017
	(in millions)
Actuarial losses	$449	$584	$30	$44
Prior service cost	5	5	—	—

Net amounts recognized	$454	$589	$30	$44

Amounts in Accumulated other comprehensive loss, before tax, expected to be recognized as a component of net periodic benefit costs in fiscal 2019:

	As of June 30, 2018
	Pension benefits	Postretirement benefits
	(in millions)
Actuarial losses	$28	$2
Prior service cost	1	—

Net amounts expected to be recognized	$29	$2

Accumulated pension benefit obligations as of June 30, 2018 and 2017 were $1,610 million and $1,796 million, respectively. Information about funded and unfunded pension plans is presented below:

	Funded plans		Unfunded plans
	As of June 30,
	2018	2017	2018		2017
	(in millions)
Projected benefit obligation	$1,505	$1,672	$286		$311
Accumulated benefit obligation	1,337	1,500	273		296
Fair value of plan assets	1,297	1,471	—	(a)	—	(a)

(a)	The fair value of the assets in the Trust as of June 30, 2018 and 2017 was approximately $265 million and $260 million, respectively.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Below is information about pension plans in which the accumulated benefit obligation exceeds fair value of the plan assets.

	Funded plans		Unfunded plans
	As of June 30,
	2018	2017	2018		2017
	(in millions)
Projected benefit obligation	$1,365	$305	$286		$311
Accumulated benefit obligation	1,202	296	273		296
Fair value of plan assets	1,156	254	—	(a)	—	(a)

(a)	The fair value of the assets in the Trust as of June 30, 2018 and 2017 was approximately $265 million and $260 million, respectively.

The components of net periodic benefit costs were as follows:

	Pension benefits			Postretirement benefits
	For the years ended June 30,
	2018	2017	2016	2018	2017	2016
	(in millions)
Service cost benefits earned during the period	$57	$58	$67	$2	$3	$3
Interest costs on projected benefit obligations	63	59	89	6	5	7
Expected return on plan assets	(94)	(89)	(97)	—	—	—
Amortization of deferred losses	34	45	30	3	5	3
Other	2	2	1	—	—	—

Net periodic benefit costs	$62	$75	$90	$11	$13	$13

The components of net periodic benefit costs other than the service cost component are included in Other, net in the Consolidated Statements of Operations. Net periodic benefit costs exclude the pre-tax settlement loss related to the recognition of accumulated deferred actuarial losses of $91 million, $39 million and $75 million for fiscal 2018, 2017 and 2016, respectively, which was included in Other, net in the Consolidated Statements of Operations.

	Pension benefits			Postretirement benefits
	For the years ended June 30,
	2018	2017	2016	2018	2017	2016
Additional information
Weighted-average assumptions used to determine benefit obligations
Discount rate	4.2%	3.9%	3.8%	4.3%	3.9%	3.7%
Rate of increase in future compensation	4.2%	4.2%	4.3%	N/A	N/A	N/A
Weighted-average assumptions used to determine net periodic benefit costs
Discount rate	3.9%	3.8%	4.7%	3.9%	3.7%	4.5%
Expected return on plan assets	6.9%	6.9%	6.9%	N/A	N/A	N/A
Rate of increase in future compensation	4.2%	4.3%	4.6%	N/A	N/A	N/A

N/A – not applicable.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Beginning in fiscal 2017, the Company changed the method used to estimate the service and interest cost components of net periodic benefit cost for its pension and other postretirement benefit plans. For fiscal 2016 and previous periods presented, the Company estimated the service and interest cost components utilizing a single weighted-average discount rate derived from the yield curve used to measure the benefit obligation. The new method utilizes a full yield curve approach in the estimation of these components by applying the specific spot rates along the yield curve used in the determination of the benefit obligation to their underlying projected cash flows. The Company changed to the new method to provide a more precise measurement of service and interest costs by improving the correlation between projected benefit cash flows and their corresponding spot rates. The change is accounted for as a change in accounting estimate that is inseparable from a change in accounting principle, which is applied prospectively. This change in estimate did not have a material impact on the Company’s pension and postretirement net periodic benefit expense in fiscal 2017.

The Company adopted the mortality table released by the Society of Actuaries in fiscal 2015, which extends the assumed life expectancy of plan participants, and subsequently updated by the Society of Actuaries in fiscal 2016, 2017 and 2018, which lowered the assumed life expectancy of plan participants.

The following assumed health care cost trend rates as of June 30 were also used in accounting for postretirement benefits:

	Postretirement Benefits
	Fiscal 2018	Fiscal 2017
Health care cost trend rate	7.8%	8.2%
Rate to which the cost trend rate is assumed to decline (the ultimate trend rate)	4.5%	4.5%
Year that the rate reaches the ultimate trend rate	2039	2039

Assumed health care cost trend rates could have a significant effect on the amounts reported for the postretirement health care plan. The effect of a one percentage point increase and one percentage point decrease in the assumed health care cost trend rate would have the following effects on the results for fiscal 2018:

	Service and interest costs	Benefit obligation
	(in millions)
One percentage point increase	$—	$4
One percentage point decrease	—	(4)

The following table sets forth the estimated benefit payments and estimated settlements for the next five fiscal years and in aggregate for the five fiscal years thereafter. These payments are estimated based on the same assumptions used to measure the Company’s benefit obligation at the end of the fiscal year and include benefits attributable to estimated future employee service:

	Expected benefit payments
	Pension benefits	Postretirement benefits
	(in millions)
Fiscal year
2019	$90	$9
2020	88	9
2021	87	10
2022	90	10
2023	94	10
2024-2028	530	49

The above table shows expected benefits payments for the postretirement benefits net of U.S. Medicare subsidy receipts which are anticipated to be approximately one million dollars per year.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Plan Assets

The Company applies the provisions of ASC 715, which requires disclosures including: (i) investment policies and strategies; (ii) the major categories of plan assets; (iii) the inputs and valuation techniques used to measure plan assets; (iv) the effect of fair value measurements using significant unobservable inputs on changes in plan assets for the period; and (v) significant concentrations of risk within plan assets.

The table below presents the Company’s plan assets by level within the fair value hierarchy, as described in Note 8 – Fair Value, as of June 30, 2018 and 2017:

	As of June 30, 2018
		Fair value measurements at reporting date using		Assets measured
	Total	Level 1	Level 2	at NAV(a)
	(in millions)
ASSETS
Pooled funds(b)
Money market funds	$41	$—	$41	$—
Domestic equity funds	104	104	—	—
International equity funds	230	230	—	—
Domestic fixed income funds	2	2	—	—
International fixed income funds	141	72	—	69
Balanced funds	351	257	—	94
Other	28	5	—	23
Common stocks(c)
U.S. common stocks	193	193	—	—
Government and Agency obligations(d)
Domestic government obligations	17	—	17	—
Domestic agency obligations	19	—	19	—
Corporate obligations(d)	54	—	54	—
Partnership interests	20	—	—	20
Exchange traded funds(c)	42	42	—	—
Other	55	(8)	63	—

Total fair value of plan assets	$1,297	$897	$194	$206

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

	As of June 30, 2017
		Fair value measurements at reporting date using		Assets measured
	Total	Level 1	Level 2	at NAV(a)
	(in millions)
ASSETS
Pooled funds(b)
Money market funds	$100	$—	$100	$—
Domestic equity funds	110	110	—	—
International equity funds	260	260	—	—
Domestic fixed income funds	2	2	—	—
International fixed income funds	148	43	—	105
Balanced funds	396	213	—	183
Other	26	4	—	22
Common stocks(c)
U.S. common stocks	179	179	—	—
Government and Agency obligations(d)
Domestic government obligations	27	—	27	—
Domestic agency obligations	23	—	23	—
International government obligations	1	—	1	—
Corporate obligations(d)	68	—	68	—
Partnership interests	21	—	—	21
Exchange traded funds(c)	42	42	—	—
Other	68	(10)	78	—

Total fair value of plan assets	$1,471	$843	$297	$331

(a)	As a practical expedient, pooled funds are valued at the net asset value (“NAV”) provided by the fund issuer and partnership interests are based on the fair value obtained from the general partner.
(b)	Open-ended pooled funds that are registered and/or available to the general public are valued at the daily published NAV.
(c)	Common stock investments that are publicly traded and exchange traded funds are valued at the closing price reported on active markets in which the securities are traded.
(d)	The fair value of corporate, government and agency obligations are valued based on a compilation of primary observable market information or a broker quote in a non-active market.

The Company’s investment strategy for its pension plans is to maximize the long-term rate of return on plan assets within an acceptable level of risk in order to minimize the cost of providing pension benefits while maintaining adequate funding levels. The Company’s practice is to conduct a periodic review of its asset allocation. The Company’s current broad strategic targets are to have a pension asset portfolio comprising of 47% equity securities, 28% fixed income securities and 25% in other investments. In developing the expected long-term rate of return, the Company considered the pension asset portfolio’s future return expectations of the various asset classes. A portion of the other allocation is reserved in short-term cash to provide for expected benefits to be paid in the short-term. The Company’s equity portfolios are managed in such a way as to achieve optimal diversity. The Company’s fixed income portfolio is investment grade in the aggregate. The Company does not manage any assets internally.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The Company’s benefit plan weighted-average asset allocations, by asset category, are as follows:

	Pension benefits
	As of June 30,
	2018	2017
Asset Category
Equity securities	45%	41%
Fixed income securities	23	23
Other, including cash	32	36

Total	100%	100%

Required pension plan contributions for the next fiscal year are not expected to be material; however, actual contributions may be affected by pension asset and liability valuation changes during the year. The Company will continue to make voluntary contributions as necessary to improve funded status.

Multiemployer Pension and Postretirement Plans

The Company contributes to various multiemployer defined benefit pension plans under the terms of collective-bargaining agreements that cover certain of its union-represented employees, primarily at the Filmed Entertainment segment. The risks of participating in these multiemployer pension plans are different from single-employer pension plans such that (i) contributions made by the Company to the multiemployer pension plans may be used to provide benefits to employees of other participating employers; (ii) if the Company chooses to stop participating in certain of these multiemployer pension plans, it may be required to pay those plans an amount based on the underfunded status of the plan, which is referred to as a withdrawal liability; and (iii) actions taken by a participating employer that lead to a deterioration of the financial health of a multiemployer pension plan may result in the unfunded obligations of the multiemployer pension plan to be borne by its remaining participating employers. While no multiemployer pension plan that the Company contributed to is individually significant to the Company, the Company was listed on five Form 5500s as providing more than 5% of total contributions based on the current information available. The financial health of a multiemployer plan is indicated by the zone status, as defined by the Pension Protection Act of 2006, which represents the funded status of the plan as certified by the plan’s actuary. Plans in the red zone are less than 65% funded, the yellow zone are between 65% and 80% funded, and the green zone are at least 80% funded. The most recent available funded status of the five plans in which the Company was listed as providing more than 5% of total contributions are all green.

The Company also contributes to various other multiemployer benefit plans that provide health and welfare benefits to active and retired participants, primarily at the Filmed Entertainment segment.

The table below presents the Company’s contributions to multiemployer pension and postretirement plans for fiscal 2018, 2017 and 2016:

	For the years ended June 30,
	2018	2017	2016
	(in millions)
Pension benefits	$94	$89	$75
Other benefits	115	117	88

Total contributions	$209	$206	$163

Defined Contribution Plans

The Company has defined contribution plans for the benefit of substantially all employees meeting certain eligibility requirements. Employer contributions to such plans were $81 million, $72 million and $68 million for fiscal 2018, 2017 and 2016, respectively.

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17. INCOME TAXES

Income from continuing operations before income tax benefit (expense) was attributable to the following jurisdictions:

	For the years ended June 30,
	2018	2017	2016
	(in millions)
U.S. (including exports)	$3,822	$4,198	$3,767
Foreign	588	491	387

Income from continuing operations before income tax benefit (expense)	$4,410	$4,689	$4,154

Significant components of the Company’s provision for income taxes from continuing operations were as follows:

	For the years ended June 30,
	2018	2017	2016
	(in millions)
U.S.
Federal	$97	$826	$466
State & local	51	65	99
Foreign	391	439	99

Total current	539	1,330	664

Deferred and other	(903)	89	466

Provision for income taxes from continuing operations	$(364)	$1,419	$1,130

The reconciliation of income tax attributable to continuing operations computed at the statutory rate to income tax benefit (expense) was:

	For the years ended June 30,
	2018	2017	2016
U.S. federal income tax rate	28%	35%	35%
Impact of U.S. tax reform(a)	(35)	—	—
State and local taxes	2	1	—
Effect of foreign operations	—	(2)	(3)
Adjustments for tax matters, net(b)	(3)	—	1
Valuation allowance movements	2	1	2
Nontaxable income attributable to noncontrolling interests	(2)	(2)	(2)
Domestic production activities deduction	(2)	(3)	(2)
Other(c)	2	—	(4)

Effective tax rate for income from continuing operations	(8)%	30%	27%

(a)	See Note 2 – Summary of Significant Accounting Policies under the heading “U.S. Tax Reform”.
(b)

In fiscal 2018, decreases in the net provision for uncertain tax positions were primarily from the settlement of the federal audit; in fiscal 2016, increases in the net provision for uncertain tax positions were substantially offset by the final settlement of a foreign matter.

(c)	Fiscal 2016 reflects increased tax amortization deductions for certain film and television properties as a result of a ruling that was received by the Company.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The following is a summary of the components of the deferred tax accounts:

	As of June 30,
	2018	2017
	(in millions)
Deferred tax assets
Net operating loss carryforwards	$460	$437
Capital loss carryforwards	35	36
Foreign tax credit carryforwards	170	132
Accrued liabilities	249	741
Other	320	586

Total deferred tax assets	1,234	1,932

Deferred tax liabilities
Basis difference and amortization	(1,019)	(2,333)
Revenue recognition	(437)	(553)
Sports rights contracts	(773)	(917)

Total deferred tax liabilities	(2,229)	(3,803)

Net deferred tax liability before valuation allowance	(995)	(1,871)
Less: valuation allowance	(821)	(714)

Total net deferred tax liabilities	$(1,816)	$(2,585)

The table above reflects the effects of the Tax Act (See Note 2 – Summary of Significant Accounting Policies under the heading “U.S. Tax Reform”).

The Company had deferred tax assets of $76 million and $197 million as of June 30, 2018 and 2017, respectively. The Company also had deferred tax liabilities of $1,892 million and $2,782 million as of June 30, 2018 and 2017, respectively.

As of June 30, 2018, the Company had $460 million of tax attributes from net operating loss carryforwards available to offset future taxable income. A substantial portion of these losses expire through 2026.

As of June 30, 2018, the Company had $170 million of foreign tax credit carryforwards available to offset certain future income tax expense. As of June 30, 2018, the Company has recorded a provisional tax expense to establish a valuation allowance of $158 million associated with a portion of this tax asset as the Company has determined that it is not more likely than not that the Company will utilize these foreign tax credit carryforwards prior to their expiration (See Note 2 – Summary of Significant Accounting Policies under the heading “U.S. Tax Reform”).

The increase in the valuation allowance to $821 million as of June 30, 2018 was primarily due to the establishment of a valuation allowance against excess foreign tax credits as noted above partially offset by the impact of the change in the federal tax rate in accordance with the Tax Act.

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The following table sets forth the change in the uncertain tax positions, excluding interest and penalties:

	For the years ended June 30,
	2018	2017	2016
	(in millions)
Balance, beginning of year	$579	$674	$361
Additions for prior year tax positions	3	3	295
Additions for current year tax positions	16	26	78
Reduction for prior year tax positions	(167)	(124)	(60)

Balance, end of year	$431	$579	$674

The Company recognizes interest and penalty charges related to uncertain tax positions as income tax expense. The Company recorded liabilities for accrued interest of $77 million and $74 million as of June 30, 2018 and 2017, respectively, and the amounts of interest income/expense recorded in each of the three fiscal years 2018, 2017 and 2016 were not material.

The Company is subject to tax in various domestic and international jurisdictions and, as a matter of ordinary course, the Company is regularly audited by federal, state and foreign tax authorities. The Company believes it has appropriately accrued for the expected outcome of all pending tax matters and does not anticipate that the resolution of these pending tax matters will have a material adverse effect on its consolidated financial condition, future results of operations or liquidity. The additions to the balance of uncertain tax positions in fiscal 2018 is primarily attributable to foreign and state matters. During fiscal 2018, the reduction for prior year tax positions results primarily from the completion of the U.S. federal tax audits for fiscal years 2009 through 2013. The U.S. Internal Revenue Service is currently examining fiscal years 2014 and 2015. In addition, the Company’s income tax returns for fiscal years 2010 through 2018 are subject to examination in various foreign jurisdictions. The Company does not expect significant changes to these positions over the next 12 months. As of June 30, 2018 and 2017, $385 million and $505 million, respectively, would affect the Company’s effective income tax rate, if the Company’s position with respect to the uncertainties is sustained.

The Tax Act also changes the taxation of foreign earnings, and companies generally will not be subject to U.S. federal income taxes upon the receipt of dividends from foreign subsidiaries and will not be permitted foreign tax credits related to such dividends. Beginning in 2018, the Company will generally not record U.S. federal income tax on its share of the income of the Company’s foreign subsidiaries generated after December 31, 2017, nor will the Company record a benefit for foreign tax credits related to that income. The Company has accumulated historical earnings that upon distribution could be subject to taxation. It is management’s intention to treat these earnings as indefinitely reinvested except to the extent of amounts which were taxed as part of the Company’s transition tax liability. The Company’s long term domestic liquidity needs do not consider repatriation of the undistributed earnings of these subsidiaries. The calculation of the unrecognized deferred tax liability for temporary differences related to the outside basis differentials in the Company’s foreign subsidiaries is not practicable. Undistributed earnings of foreign subsidiaries of the Company considered to be indefinitely reinvested amounted to approximately $963 million as of June 30, 2018.

NOTE 18. SEGMENT INFORMATION

The Company is a diversified global media and entertainment company, which manages and reports its businesses in the following four segments:

•	Cable Network Programming, which principally consists of the production and licensing of programming distributed primarily through MVPDs in the U.S. and internationally.

•

Television, which principally consists of the acquisition, marketing and distribution of broadcast network programming in the U.S. and the operation of 28 full power broadcast television stations, including 11 duopolies, in the U.S. (of these stations, 17 are affiliated with FOX, nine are affiliated with MyNetworkTV, one is affiliated with both The CW Television Network and MyNetworkTV and one is an independent station).

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

•

Filmed Entertainment, which principally consists of the production and acquisition of live-action and animated motion pictures for distribution and licensing in all formats in all entertainment media worldwide, and the production and licensing of television programming worldwide.

•	Other, Corporate and Eliminations, which principally consists of corporate overhead costs and intercompany eliminations.

The Company’s operating segments have been determined in accordance with the Company’s internal management structure, which is organized based on operating activities. The Company evaluates performance based upon several factors, of which the primary financial measure is Segment OIBDA. Due to the integrated nature of these operating segments, estimates and judgments are made in allocating certain assets, revenues and expenses.

Segment OIBDA is defined as Revenues less Operating expenses and Selling, general and administrative expenses. Segment OIBDA does not include: Amortization of cable distribution investments, Depreciation and amortization, Impairment and restructuring charges, Equity losses of affiliates, Interest expense, net, Interest income, Other, net, Income tax benefit (expense), Loss from discontinued operations, net of tax and Net income attributable to noncontrolling interests. Management believes that Segment OIBDA is an appropriate measure for evaluating the operating performance of the Company’s business segments because it is the primary measure used by the Company’s chief operating decision maker to evaluate the performance of and allocate resources to the Company’s businesses.

Management believes that information about Total Segment OIBDA assists all users of the Company’s Consolidated Financial Statements by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect net income, thus providing insight into both operations and the other factors that affect reported results. Total Segment OIBDA provides management, investors and equity analysts a measure to analyze the operating performance of the Company’s business and its enterprise value against historical data and competitors’ data, although historical results, including Segment OIBDA and Total Segment OIBDA, may not be indicative of future results (as operating performance is highly contingent on many factors, including customer tastes and preferences).

Total Segment OIBDA may be considered a non-GAAP measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements and excludes items, such as depreciation and amortization and impairment charges, which are significant components in assessing the Company’s financial performance.

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

The following table reconciles Income from continuing operations before income tax benefit (expense) to Total Segment OIBDA for the fiscal years ended June 30, 2018, 2017 and 2016:

	For the years ended June 30,
	2018	2017	2016
	(in millions)
Income from continuing operations before income tax benefit (expense)	$4,410	$4,689	$4,154
Add
Amortization of cable distribution investments	69	65	75
Depreciation and amortization	584	553	530
Impairment and restructuring charges	72	315	323
Equity losses of affiliates	138	41	34
Interest expense, net	1,248	1,219	1,184
Interest income	(39)	(36)	(38)
Other, net	550	327	335

Total Segment OIBDA	$7,032	$7,173	$6,597

The following tables set forth the Company’s Revenues and Segment OIBDA for the fiscal years ended June 30, 2018, 2017 and 2016:

	For the years ended June 30,
	2018	2017	2016
	(in millions)
Revenues
Cable Network Programming	$17,946	$16,130	$15,029
Television	5,162	5,649	5,105
Filmed Entertainment	8,747	8,235	8,505
Other, Corporate and Eliminations(a)	(1,455)	(1,514)	(1,313)

Total revenues	$30,400	$28,500	$27,326

Segment OIBDA
Cable Network Programming	$6,173	$5,601	$5,145
Television	362	894	744
Filmed Entertainment	962	1,051	1,085
Other, Corporate and Eliminations(b)	(465)	(373)	(377)

Total Segment OIBDA	$7,032	$7,173	$6,597

(a)

Intersegment revenues, generated by the Filmed Entertainment segment, of $1,389 million, $1,406 million and $1,213 million for fiscal 2018, 2017 and 2016, respectively, have been eliminated within the Other, Corporate and Eliminations segment. The balance of intersegment revenues is primarily related to the Cable Network Programming segment.

(b)

Segment OIBDA generated by the Filmed Entertainment segment of $40 million, $31 million and $27 million for fiscal 2018, 2017 and 2016, respectively, have been eliminated within the Other, Corporate and Eliminations segment.

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

	For the years ended June 30,
	2018	2017	2016
	(in millions)
Depreciation and amortization
Cable Network Programming	$351	$337	$311
Television	110	114	118
Filmed Entertainment	88	80	82
Other, Corporate and Eliminations	35	22	19

Total depreciation and amortization	$584	$553	$530

	For the years ended June 30,
	2018	2017	2016
	(in millions)
Capital expenditures
Cable Network Programming	$293	$169	$132
Television	89	73	75
Filmed Entertainment	89	48	45
Other, Corporate and Eliminations	80	87	11

Total capital expenditures	$551	$377	$263

	As of June 30,
	2018	2017
	(in millions)
Assets
Cable Network Programming	$25,756	$24,969
Television	6,779	6,867
Filmed Entertainment	10,646	10,312
Other, Corporate and Eliminations	6,538	4,822
Investments	4,112	3,902

Total assets	$53,831	$50,872

	As of June 30,
	2018	2017
	(in millions)
Goodwill and intangible assets, net
Cable Network Programming	$13,078	$13,285
Television	4,024	4,278
Filmed Entertainment	1,767	1,803

Total goodwill and intangible assets, net	$18,869	$19,366

Revenues by Component

	For the years ended June 30,
	2018	2017	2016
	(in millions)
Revenues
Affiliate fee	$13,569	$12,172	$11,221
Advertising	7,772	8,039	7,659
Content	8,479	7,707	7,949
Other	580	582	497

Total revenues	$30,400	$28,500	$27,326

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Geographic Segments

	For the years ended June 30,
	2018	2017	2016
	(in millions)
Revenues
U.S. and Canada(a)	$21,640	$20,643	$19,388
Europe	3,360	3,122	3,324
Other(b)	5,400	4,735	4,614

Total revenues	$30,400	$28,500	$27,326

(a)	Revenues include approximately $21.4 billion, $20.4 billion and $19.1 billion from customers in the U.S. in fiscal 2018, 2017 and 2016, respectively.
(b)	Revenues include approximately $3.2 billion, $2.8 billion and $2.7 billion from customers in Asia in fiscal 2018, 2017 and 2016, respectively.

Revenues are attributed to countries based on location of customers. For fiscal 2018, the Company had one customer that represented approximately 11% of Revenues primarily within the Cable Network Programming segment.

	As of June 30,
	2018	2017
	(in millions)
Long-lived assets(a)
U.S. and Canada	$10,133	$9,416
Other	1,308	1,557

Total long-lived assets	$11,441	$10,973

(a)	Reflects Total assets less Current assets, Goodwill, Intangible assets, Investments and deferred tax assets. Other primarily consists of Asia, Europe and South America.

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19. EARNINGS PER SHARE

The following tables set forth the computation of basic and diluted earnings per share under ASC 260, “Earnings per Share”:

	For the years ended June 30,
	2018	2017	2016
	(in millions, except per share amounts)
Income from continuing operations	$4,774	$3,270	$3,024
Less: Net income attributable to noncontrolling interests	(298)	(274)	(261)

Income from continuing operations attributable to Twenty-First Century Fox stockholders(a)	$4,476	$2,996	$2,763
Loss from discontinued operations, net of tax attributable to Twenty-First Century Fox stockholders	(12)	(44)	(8)

Net income attributable to Twenty-First Century Fox stockholders(a)	$4,464	$2,952	$2,755

Weighted average shares—basic	1,852	1,854	1,943
Shares issuable under equity-based compensation plans(b)	5	2	2

Weighted average shares—diluted	1,857	1,856	1,945
Income from continuing operations attributable to Twenty-First Century Fox stockholders per share—basic	$2.42	$1.62	$1.42
Income from continuing operations attributable to Twenty-First Century Fox stockholders per share—diluted	$2.41	$1.61	$1.42
Loss from discontinued operations, net of tax attributable to Twenty-First Century Fox stockholders per share—basic and diluted	$(0.01)	$(0.02)	$—
Net income attributable to Twenty-First Century Fox stockholders per share—basic	$2.41	$1.59	$1.42
Net income attributable to Twenty-First Century Fox stockholders per share—diluted	$2.40	$1.59	$1.42

(a)	The effect of potentially dilutive securities on the numerator used in the Company’s earnings per share computations were not material.
(b)	Weighted average common shares include the incremental shares that would be issued upon the assumed vesting of PSUs and RSUs if the effect is dilutive.

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20. QUARTERLY DATA (UNAUDITED)

	For the three months ended
	September 30,	December 31,	March 31,	June 30,
	(in millions, except per share amounts)
FISCAL 2018
Revenues	$7,002	$8,037	$7,420	$7,941
Income from continuing operations attributable to Twenty-First Century Fox stockholders(a)(b)	839	1,836	876	925
Income (loss) from discontinued operations, net of tax	16	(5)	(18)	(5)
Net income attributable to Twenty-First Century Fox stockholders(b)	$855	$1,831	$858	$920
Income from continuing operations attributable to Twenty-First Century Fox stockholders per share—basic and diluted	$0.45	$0.99	$0.47	$0.50
Net income attributable to Twenty-First Century Fox stockholders per share—basic	$0.46	$0.99	$0.46	$0.50
Net income attributable to Twenty-First Century Fox stockholders per share—diluted	$0.46	$0.99	$0.46	$0.49
Stock prices(c)
Class A—High	$29.63	$35.24	$38.81	$49.79
Class A—Low	$25.79	$24.97	$34.56	$35.69
Class B—High	$29.22	$34.72	$38.40	$49.33
Class B—Low	$25.38	$24.43	$34.09	$35.33
FISCAL 2017
Revenues	$6,506	$7,682	$7,564	$6,748
Income from continuing operations attributable to Twenty-First Century Fox stockholders(a)(b)	827	857	811	501
Loss from discontinued operations, net of tax	(6)	(1)	(12)	(25)
Net income attributable to Twenty-First Century Fox stockholders(b)	$821	$856	$799	$476
Income from continuing operations attributable to Twenty-First Century Fox stockholders per share—basic and diluted	$0.44	$0.46	$0.44	$0.27
Net income attributable to Twenty-First Century Fox stockholders per share - basic and diluted	$0.44	$0.46	$0.43	$0.26
Stock prices(c)
Class A—High	$28.12	$28.64	$32.44	$32.15
Class A—Low	$23.57	$24.35	$28.72	$26.74
Class B—High	$28.62	$28.48	$31.82	$31.57
Class B—Low	$24.12	$24.68	$28.00	$26.53

(a)

See Note 5 – Restructuring Programs, Note 6 – Inventories, net and Note 22 – Additional Financial Information under the heading “Other, net” for details of infrequent items recorded during the fiscal year. In addition, the Company recorded a provisional income tax benefit of $1.3 billion, or $0.72 per basic and diluted share, during the second quarter of fiscal 2018 to reflect the impact of the Tax Act (See Note 2 – Summary of Significant Accounting Policies under the heading “U.S. Tax Reform”).

(b)	The effect of potentially dilutive securities on the numerator used in the Company’s earnings per share computations were not material.
(c)

The stock prices reflect the reported high and low closing sales prices for the Class A Common Stock and Class B Common Stock, as reported on the NASDAQ Global Select Market (“NASDAQ”) under the symbols “FOXA” and “FOX”, respectively.

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21. VALUATION AND QUALIFYING ACCOUNTS

	Balance as of beginning of year	Additions	Acquisitions and disposals	Utilization	Foreign exchange	Balance as of end of year
	(in millions)
FISCAL 2018
Allowances for returns and doubtful accounts	$(537)	$(397)	$—	$545	$1	$(388)
Deferred tax valuation allowance	(714)	(130)	—	13	10	(821)
FISCAL 2017
Allowances for returns and doubtful accounts	$(576)	$(671)	$—	$705	$5	$(537)
Deferred tax valuation allowance	(575)	(146)	—	8	(1)	(714)
FISCAL 2016
Allowances for returns and doubtful accounts	$(506)	$(906)	$—	$830	$6	$(576)
Deferred tax valuation allowance	(453)	(136)	7	10	(3)	(575)

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 22. ADDITIONAL FINANCIAL INFORMATION

Other, net

The following table sets forth the components of Other, net included in the Consolidated Statements of Operations:

	For the years ended June 30,
	2018	2017	2016
	(in millions)
Acquisition related and other transaction costs(a)	$(350)	$(190)	$(69)
Disney Transaction costs(b)	(140)	—	—
Settlement loss on pension liabilities(c)	(91)	(39)	(75)
Measurement adjustments related to contingent consideration agreements(d)	(56)	(10)	3
Investment impairment and disposal losses(e)	(21)	(34)	(111)
Gain on spectrum relinquishment(b)	102	—	—
Shareholder litigation settlement(f)	68	—	—
Other(g)	(62)	(54)	(83)

Total other, net	$(550)	$(327)	$(335)

(a)

The acquisition related and other transaction costs for fiscal 2018 and 2017 primarily represent the change in fair value of foreign currency option contracts to limit the foreign currency exchange rate risk in connection with the Sky Acquisition (See Note 3 – Acquisitions, Disposals and Other Transactions under the heading “Sky Acquisition” for further discussion). The acquisition related costs for fiscal 2016 are primarily due to a revision of a contingency estimate related to a previous acquisition.

(b)	See Note 3 – Acquisitions, Disposals and Other Transactions.
(c)	See Note 16 – Pension and Other Postretirement Benefits.
(d)	See Note 8 – Fair Value under the heading “Contingent Consideration” for further discussion.
(e)	See Note 7 – Investments.
(f)	See Note 15 – Commitments and Contingencies under the heading “Shareholder Litigation” for further discussion.
(g)

Other in fiscal 2017 included approximately $50 million of costs related to settlements of claims arising out of allegations of sexual harassment and discrimination at the Company’s Fox News Channel business.

Accounts payable, accrued expenses and other current liabilities

The following table sets forth the components of Accounts payable, accrued expenses and other current liabilities included in the Consolidated Balance Sheets:

	As of June 30,
	2018	2017
	(in millions)
Accrued expenses	$2,439	$2,432
Accounts payable	443	406
Other current liabilities	366	613

Total accounts payable, accrued expenses and other current liabilities	$3,248	$3,451

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Supplemental Cash Flows Information

	For the years ended June 30,
	2018	2017	2016
	(in millions)
Supplemental cash flows information
Cash paid for income taxes	$(860)	$(927)	$(840)

Cash paid for interest	$(1,209)	$(1,200)	$(1,176)

Sale of investments	$—	$6	$11

Purchase of investments and other investing activities	$(540)	$(178)	$(288)

Supplemental information on acquisitions and additional investments
Fair value of assets acquired	$7	$80	$1,329
Cash acquired	—	—	8
Liabilities assumed	—	(5)	(63)
Noncontrolling interest increase	—	—	(169)
Cash paid	(7)	(75)	(924)

Fair value of equity instruments issued to third parties(a)	—	—	181
Issuance of subsidiary common units	—	—	(181)

Fair value of equity instruments consideration	$—	$—	$—

(a)	Includes Redeemable noncontrolling interests.

NOTE 23. SUPPLEMENTAL GUARANTOR INFORMATION

The Parent Guarantor presently guarantees the senior public indebtedness of 21CFA and the guarantee is full and unconditional. The supplemental condensed consolidating financial information of the Parent Guarantor should be read in conjunction with these Consolidated Financial Statements (See Note 11 – Borrowings).

In accordance with rules and regulations of the SEC, the Company uses the equity method to account for the results of all of the non-guarantor subsidiaries, representing substantially all of the Company’s consolidated results of operations, excluding certain intercompany eliminations.

The following condensed consolidating financial statements present the results of operations, financial position and cash flows of 21CFA, the Company and the subsidiaries of the Company and the eliminations and reclassifications necessary to arrive at the information for the Company on a consolidated basis.

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Supplemental Condensed Consolidating Statement of Operations

For the year ended June 30, 2018

(in millions)

	21st Century Fox America, Inc.	Twenty- First Century Fox	Non- Guarantor	Reclassifications and Eliminations	Twenty-First Century Fox and Subsidiaries
Revenues	$1	$—	$30,399	$—	$30,400
Expenses	(412)	—	(23,681)	—	(24,093)
Equity losses of affiliates	(2)	—	(136)	—	(138)
Interest expense, net	(1,765)	(814)	(85)	1,416	(1,248)
Interest income	1	19	1,435	(1,416)	39
Earnings from subsidiary entities	8,263	5,271	—	(13,534)	—
Other, net	(332)	—	(218)	—	(550)

Income from continuing operations before income tax benefit (expense)	5,754	4,476	7,714	(13,534)	4,410
Income tax benefit (expense)	476	—	636	(748)	364

Income from continuing operations	6,230	4,476	8,350	(14,282)	4,774
Loss from discontinued operations, net of tax	—	(12)	—	—	(12)

Net income	6,230	4,464	8,350	(14,282)	4,762
Less: Net income attributable to noncontrolling interests	—	—	(298)	—	(298)

Net income attributable to Twenty-First Century Fox stockholders	$6,230	$4,464	$8,052	$(14,282)	$4,464

Comprehensive income attributable to Twenty-First Century Fox stockholders	$5,765	$4,481	$7,820	$(13,585)	$4,481

See notes to supplemental guarantor information

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Supplemental Condensed Consolidating Statement of Operations

For the year ended June 30, 2017

(in millions)

	21st Century Fox America, Inc.	Twenty- First Century Fox	Non- Guarantor	Reclassifications and Eliminations	Twenty-First Century Fox and Subsidiaries
Revenues	$1	$—	$28,499	$—	$28,500
Expenses	(431)	—	(21,829)	—	(22,260)
Equity losses of affiliates	(1)	—	(40)	—	(41)
Interest expense, net	(1,674)	(772)	(77)	1,304	(1,219)
Interest income	3	8	1,329	(1,304)	36
Earnings from subsidiary entities	6,522	3,776	—	(10,298)	—
Other, net	(218)	(16)	(93)	—	(327)

Income from continuing operations before income tax expense	4,202	2,996	7,789	(10,298)	4,689
Income tax expense	(1,272)	—	(2,358)	2,211	(1,419)

Income from continuing operations	2,930	2,996	5,431	(8,087)	3,270
Loss from discontinued operations, net of tax	—	(44)	—	—	(44)

Net income	2,930	2,952	5,431	(8,087)	3,226
Less: Net income attributable to noncontrolling interests	—	—	(274)	—	(274)

Net income attributable to Twenty-First Century Fox stockholders	$2,930	$2,952	$5,157	$(8,087)	$2,952

Comprehensive income attributable to Twenty-First Century Fox stockholders	$2,839	$3,078	$5,225	$(8,064)	$3,078

See notes to supplemental guarantor information

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Supplemental Condensed Consolidating Statement of Operations

For the year ended June 30, 2016

(in millions)

	21st Century Fox America, Inc.	Twenty- First Century Fox	Non- Guarantor	Reclassifications and Eliminations	Twenty-First Century Fox and Subsidiaries
Revenues	$1	$—	$27,325	$—	$27,326
Expenses	(371)	—	(21,286)	—	(21,657)
Equity losses of affiliates	(2)	—	(32)	—	(34)
Interest expense, net	(1,622)	(715)	(73)	1,226	(1,184)
Interest income	7	3	1,254	(1,226)	38
Earnings from subsidiary entities	6,129	3,475	—	(9,604)	—
Other, net	(118)	—	(217)	—	(335)

Income from continuing operations before income tax expense	4,024	2,763	6,971	(9,604)	4,154
Income tax expense	(1,093)	—	(1,896)	1,859	(1,130)

Income from continuing operations	2,931	2,763	5,075	(7,745)	3,024
Loss from discontinued operations, net of tax	—	(8)	—	—	(8)

Net income	2,931	2,755	5,075	(7,745)	3,016
Less: Net income attributable to noncontrolling interests	—	—	(261)	—	(261)

Net income attributable to Twenty-First Century Fox stockholders	$2,931	$2,755	$4,814	$(7,745)	$2,755

Comprehensive income attributable to Twenty-First Century Fox stockholders	$2,138	$2,181	$4,270	$(6,408)	$2,181

See notes to supplemental guarantor information

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Supplemental Condensed Consolidating Balance Sheet

As of June 30, 2018

(in millions)

	21st Century Fox America, Inc.	Twenty- First Century Fox	Non- Guarantor	Reclassifications and Eliminations	Twenty-First Century Fox and Subsidiaries
ASSETS
Current assets
Cash and cash equivalents	$2,882	$3,323	$1,417	$—	$7,622
Receivables, net	11	—	7,110	(1)	7,120
Inventories, net	—	—	3,669	—	3,669
Other	45	—	877	—	922

Total current assets	2,938	3,323	13,073	(1)	19,333

Non-current assets
Receivables, net	13	—	711	—	724
Inventories, net	—	—	7,518	—	7,518
Property, plant and equipment, net	343	—	1,613	—	1,956
Intangible assets, net	—	—	6,101	—	6,101
Goodwill	—	—	12,768	—	12,768
Other non-current assets	271	—	1,048	—	1,319
Investments
Investments in associated companies and other investments	178	257	3,677	—	4,112
Intragroup investments	113,781	65,022	—	(178,803)	—

Total investments	113,959	65,279	3,677	(178,803)	4,112

Total assets	$117,524	$68,602	$46,509	$(178,804)	$53,831

LIABILITIES AND EQUITY
Current liabilities
Borrowings	$950	$—	$104	$—	$1,054
Other current liabilities	528	31	6,632	(1)	7,190

Total current liabilities	1,478	31	6,736	(1)	8,244
Non-current liabilities
Borrowings	17,280	—	1,189	—	18,469
Other non-current liabilities	502	89	4,965	—	5,556
Intercompany	45,817	48,918	(94,735)	—	—
Redeemable noncontrolling interests	—	—	764	—	764
Total equity	52,447	19,564	127,590	(178,803)	20,798

Total liabilities and equity	$117,524	$68,602	$46,509	$(178,804)	$53,831

See notes to supplemental guarantor information

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Supplemental Condensed Consolidating Balance Sheet

As of June 30, 2017

(in millions)

	21st Century Fox America, Inc.	Twenty- First Century Fox	Non- Guarantor	Reclassifications and Eliminations	Twenty-First Century Fox and Subsidiaries
ASSETS
Current assets
Cash and cash equivalents	$40	$4,882	$1,241	$—	$6,163
Receivables, net	6	—	6,620	(1)	6,625
Inventories, net	—	—	3,101	—	3,101
Other	49	—	496	—	545

Total current assets	95	4,882	11,458	(1)	16,434

Non-current assets
Receivables, net	13	—	530	—	543
Inventories, net	—	—	7,452	—	7,452
Property, plant and equipment, net	297	—	1,484	—	1,781
Intangible assets, net	—	—	6,574	—	6,574
Goodwill	—	—	12,792	—	12,792
Other non-current assets	261	—	1,133	—	1,394
Investments
Investments in associated companies and other investments	179	37	3,686	—	3,902
Intragroup investments	105,516	59,926	—	(165,442)	—

Total investments	105,695	59,963	3,686	(165,442)	3,902

Total assets	$106,361	$64,845	$45,109	$(165,443)	$50,872

LIABILITIES AND EQUITY
Current liabilities
Borrowings	$350	$—	$107	$—	$457
Other current liabilities	643	72	6,215	(1)	6,929

Total current liabilities	993	72	6,322	(1)	7,386
Non-current liabilities
Borrowings	18,217	—	1,239	—	19,456
Other non-current liabilities	522	—	5,876	—	6,398
Intercompany	39,629	49,051	(88,680)	—	—
Redeemable noncontrolling interests	—	—	694	—	694
Total equity	47,000	15,722	119,658	(165,442)	16,938

Total liabilities and equity	$106,361	$64,845	$45,109	$(165,443)	$50,872

See notes to supplemental guarantor information

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Supplemental Condensed Consolidating Statement of Cash Flows

For the year ended June 30, 2018

(in millions)

	21st Century Fox America, Inc.	Twenty- First Century Fox	Non- Guarantor	Reclassifications and Eliminations	Twenty-First Century Fox and Subsidiaries
OPERATING ACTIVITIES
Net cash provided by (used in) operating activities from continuing operations	$3,884	$(892)	$1,235	$—	$4,227

INVESTING ACTIVITIES
Property, plant and equipment	(80)	—	(471)	—	(551)
Investments	(504)	—	(122)	—	(626)

Net cash used in investing activities from continuing operations	(584)	—	(593)	—	(1,177)

FINANCING ACTIVITIES
Borrowings	—	—	1,469	—	1,469
Repayment of borrowings	(350)	—	(1,522)	—	(1,872)
Dividends paid and distributions	—	(667)	(326)	—	(993)
Other financing activities, net	(47)	—	(21)	—	(68)

Net cash used in financing activities from continuing operations	(397)	(667)	(400)	—	(1,464)

Discontinued operations
Net decrease in cash and cash equivalents from discontinued operations	(61)	—	—	—	(61)

Net increase (decrease) in cash and cash equivalents	2,842	(1,559)	242	—	1,525
Cash and cash equivalents, beginning of year	40	4,882	1,241	—	6,163
Exchange movement on cash balances	—	—	(66)	—	(66)

Cash and cash equivalents, end of year	$2,882	$3,323	$1,417	$—	$7,622

See notes to supplemental guarantor information

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Supplemental Condensed Consolidating Statement of Cash Flows

For the year ended June 30, 2017

(in millions)

	21st Century Fox America, Inc.	Twenty- First Century Fox	Non- Guarantor	Reclassifications and Eliminations	Twenty-First Century Fox and Subsidiaries
OPERATING ACTIVITIES
Net cash (used in) provided by operating activities from continuing operations	$(784)	$4,150	$429	$—	$3,795

INVESTING ACTIVITIES
Property, plant and equipment	(87)	—	(290)	—	(377)
Investments	(111)	—	(264)	—	(375)

Net cash used in investing activities from continuing operations	(198)	—	(554)	—	(752)

FINANCING ACTIVITIES
Borrowings	842	—	76	—	918
Repayment of borrowings	(400)	—	(173)	—	(573)
Repurchase of shares	—	(619)	—	—	(619)
Dividends paid and distributions	—	(668)	(275)	—	(943)
Purchase of subsidiary shares from noncontrolling interests	—	—	(1)	—	(1)
Other financing activities, net	(53)	—	(20)	—	(73)

Net cash provided by (used in) financing activities from continuing operations	389	(1,287)	(393)	—	(1,291)

Discontinued operations
Net decrease in cash and cash equivalents from discontinued operations	(28)	—	—	—	(28)

Net (decrease) increase in cash and cash equivalents	(621)	2,863	(518)	—	1,724
Cash and cash equivalents, beginning of year	661	2,019	1,744	—	4,424
Exchange movement on cash balances	—	—	15	—	15

Cash and cash equivalents, end of year	$40	$4,882	$1,241	$—	$6,163

See notes to supplemental guarantor information

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Supplemental Condensed Consolidating Statement of Cash Flows

For the year ended June 30, 2016

(in millions)

	21st Century Fox America, Inc.	Twenty- First Century Fox	Non- Guarantor	Reclassifications and Eliminations	Twenty-First Century Fox and Subsidiaries
OPERATING ACTIVITIES
Net cash (used in) provided by operating activities from continuing operations	$(649)	$2,246	$1,545	$—	$3,142

INVESTING ACTIVITIES
Property, plant and equipment	(10)	—	(253)	—	(263)
Investments	(182)	(594)	(599)	—	(1,375)

Net cash used in investing activities from continuing operations	(192)	(594)	(852)	—	(1,638)

FINANCING ACTIVITIES
Borrowings	987	—	373	—	1,360
Repayment of borrowings	(200)	—	(487)	—	(687)
Repurchase of shares	—	(4,904)	—	—	(4,904)
Dividends paid and distributions	—	(586)	(235)	—	(821)
Purchase of subsidiary shares from noncontrolling interests	—	(56)	(234)	—	(290)
Other financing activities, net	(32)	—	(50)	—	(82)

Net cash provided by (used in) financing activities from continuing operations	755	(5,546)	(633)	—	(5,424)

Discontinued operations
Net decrease in cash and cash equivalents from discontinued operations	(20)	—	—	—	(20)

Net (decrease) increase in cash and cash equivalents	(106)	(3,894)	60	—	(3,940)
Cash and cash equivalents, beginning of year	767	5,913	1,748	—	8,428
Exchange movement on cash balances	—	—	(64)	—	(64)

Cash and cash equivalents, end of year	$661	$2,019	$1,744	$—	$4,424

See notes to supplemental guarantor information

TWENTY-FIRST CENTURY FOX, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Notes to Supplemental Guarantor Information

(1)

Investments in the Company’s subsidiaries, for purposes of the supplemental consolidating presentation, are accounted for by their parent companies under the equity method of accounting whereby earnings of subsidiaries are reflected in the respective parent company’s investment account and earnings.

(2)

The guarantees of 21CFA’s senior public indebtedness constitute senior indebtedness of the Company, and rank pari passu with all present and future senior indebtedness of the Company. Because the factual basis underlying the obligations created pursuant to the various facilities and other obligations constituting senior indebtedness of the Company differ, it is not possible to predict how a court in bankruptcy would accord priorities among the obligations of the Company.